Exhibit 4.1


                             AMERICAN BILTRITE INC.
                               K&M ASSOCIATES L.P.

                      AMENDED AND RESTATED CREDIT AGREEMENT


                     Originally dated as of October 14, 2003
                     Amended and Restated as of May 20, 2005
              Further Amended and Restated as of September 25, 2006


                     BANK OF AMERICA, National Association,
                  successor by merger to Fleet National Bank,
                          Domestic Administrative Agent
                     BANK OF AMERICA, National Association,
                   acting through its Canada branch, Canadian
                              Administrative Agent

                                TABLE OF CONTENTS

                                                                            Page

1. Restatement; Definitions..................................................2
      1.1.  Restatement......................................................2
      1.2.  Definitions......................................................2
2. The Credits..............................................................27
      2.1.  Domestic Revolving Credit.......................................27
      2.2.  Canadian Revolving Credit.......................................28
      2.3.  Domestic Letters of Credit......................................30
      2.4.  Canadian Letters of Credit......................................32
      2.5.  Term Credit.....................................................34
      2.6.  Application of Proceeds.........................................34
3. Interest; Pricing Options; Fees..........................................35
      3.1.  Interest........................................................35
      3.2.  LIBOR Pricing Options...........................................36
      3.3.  Fixed Rate Pricing Options......................................38
      3.4.  Unused Line Fees................................................38
      3.5.  Letter of Credit Fees...........................................39
      3.6.  Computations of Interest and Fees...............................40
      3.7.  Maximum Lawful Interest Rate....................................40
4. Payment..................................................................41
      4.1.  Payment at Maturity.............................................41
      4.2.  Scheduled Required Prepayments..................................41
      4.3.  Voluntary Prepayments...........................................41
      4.4.  Letters of Credit...............................................42
      4.5.  Reborrowing; Application of Payments, etc.......................42
5. Conditions to Extending Credit...........................................42
      5.1.  Conditions on Initial Closing Date..............................42
      5.2.  Conditions to Each Extension of Credit..........................44
6. General Covenants........................................................44
      6.1.  Taxes and Other Charges; Accounts Payable.......................44
      6.2.  Conduct of Business, etc........................................45
      6.3.  Insurance.......................................................46
      6.4.  Financial Statements and Reports................................46
      6.5.  Certain Financial Tests.........................................49
      6.6.  Indebtedness....................................................50
      6.7.  Liens...........................................................51
      6.8.  Investments and Acquisitions....................................53
      6.9.  Distributions...................................................54
      6.10. Issuance of Equity by Subsidiaries; Subsidiary Distributions....54
      6.11. Derivative Contracts............................................55

      6.12.  Negative Pledge Clauses.........................................55
      6.13.  ERISA, etc......................................................55
      6.14.  Transactions with Affiliates....................................55
      6.15.  Environmental Laws..............................................55
      6.16.  Congoleum.......................................................55
7. Representations and Warranties............................................56
      7.1.   Organization and Business.......................................56
      7.2.   Financial Statements and Other Information; Material Agreements.56
      7.3.   Agreements Relating to Financing Debt, Investments, etc.  ......57
      7.4.   Changes in Condition............................................57
      7.5.   Title to Assets.................................................57
      7.6.   Operations in Conformity With Law, etc..........................57
      7.7.   Litigation......................................................58
      7.8.   Authorization and Enforceability................................58
      7.9.   No Legal Obstacle to Agreements.................................58
      7.10.  Defaults........................................................59
      7.11.  Licenses, etc...................................................59
      7.12.  Pension Plans...................................................59
      7.13.  Environmental Regulations.......................................59
      7.14.  Government Regulation; Margin Stock.............................60
      7.15.  Disclosure......................................................60
8. Defaults..................................................................60
      8.1.   Events of Default...............................................61
      8.2.   Certain Actions Following an Event of Default...................64
      8.3.   Annulment of Defaults...........................................65
      8.4.   Waivers.........................................................65
9. Expenses; Indemnity.......................................................65
      9.1.   Expenses........................................................65
      9.2.   General Indemnity...............................................66
      9.3.   Indemnity With Respect to Letters of Credit.....................66
      9.4.   Taxes...........................................................67
      9.5.   Separate Obligations of Canadian Borrower.......................69
10. Operations; Agent........................................................70
      10.1.  Interests in Credits............................................70
      10.2.  Agent's Authority to Act, etc...................................70
      10.3.  Power of Attorney for Quebec Purposes...........................70
      10.4.  Lender Operations for Advances, Letters of Credit, etc..........71
      10.5.  Sharing of Payments, etc........................................73
      10.6.  Agent's Resignation.............................................74
      10.7.  Concerning the Agent............................................74
      10.8.  Rights as a Lender..............................................75
      10.9.  Independent Credit Decision.....................................75
      10.10. Indemnification.................................................76
      10.11. Canadian Agent and Canadian Lenders.............................76
11. Successors and Assigns; Lender Assignments and Participations............76
      11.1.  Assignments by Lenders..........................................77

      11.2. Credit Participants.............................................80
      11.3. Special Purpose Funding Vehicles................................80
12. Confidentiality.........................................................81
13. Notices.................................................................82
14. Amendments, Consents, Waivers, etc......................................82
      14.1. Lender Consents for Amendments..................................82
      14.2. Course of Dealing; No Implied Waivers...........................84
15. General Provisions......................................................84
      15.1. Defeasance......................................................84
      15.2. No Strict Construction..........................................84
      15.3. Venue; Service of Process; Certain Waivers......................84
      15.4. Waiver Of Jury Trial............................................85
      15.5. Interpretation; Governing Law; etc..............................85

                      AMENDED AND RESTATED CREDIT AGREEMENT

      This Agreement, dated as of September 25, 2006, is among American Biltrite Inc., a Delaware corporation (the "Company"), K&M Associates L.P., a Rhode Island limited partnership ("K&M"; the Company and K&M being, collectively but jointly and severally, the "Domestic Borrower"), American Biltrite (Canada) Ltd., a corporation governed by the Canada Business Corporations Act (the "Canadian Borrower"), the Canadian Lenders and Domestic Lenders (collectively, the "Lenders") from time to time party hereto, Bank of America, National Association ("Bank of America"), successor by merger to Fleet National Bank ("Fleet"), both in its capacity as a Domestic Lender and in its capacity as domestic administrative agent for the Lenders, and Bank of America, National Association, acting through its Canada branch ("Bank of America Canada"), both in its capacity as a Canadian Lender and in its capacity as Canadian administrative agent for the Lenders. The parties agree as follows:

      WHEREAS, the Domestic Borrower, the guarantors party thereto, the lenders party thereto and Fleet, as administrative agent, entered into that certain Credit Agreement dated as of October 14, 2003 (as amended, restated, modified or supplemented prior to the date hereof, the "2003 Credit Agreement"), pursuant to which such lenders agreed to extend to the Domestic Borrower a secured revolving credit facility, including a sub-allotment for Letters of Credit;

      WHEREAS, the Domestic Borrower, the guarantors party thereto, the lenders party thereto and Fleet, as administrative agent, entered into that certain Amended and Restated Credit Agreement dated as of May 20, 2005 (as amended, restated, modified or supplemented prior to the date hereof, the "Existing Credit Agreement"), pursuant to which such lenders agreed to restructure the 2003 Credit Agreement to add a $12,000,000 sub-limit to the Domestic Borrower's secured revolving credit facility that the Canadian Lender would extend to the Canadian Borrower and to extend the final maturity date until September 30, 2006, and other changes as provided therein;

      WHEREAS, the Domestic Borrower has requested that the credit facilities provided under the Existing Credit Agreement be restructured to provide (i) a $30,000,000 secured revolving credit facility, including a $5,000,000 sub-allotment for Domestic Letters of Credit, that the Domestic Lender will extend to the Domestic Borrower to be used for operations of the Domestic Borrower, (ii) a $12,000,000 secured revolving credit facility, including a $1,000,000 sub-allotment for Canadian Letters of Credit, that the Canadian Lender will extend to the Canadian Borrower to be used for operations of the Canadian Borrower, (iii) a $10,000,000 secured term loan facility with a maturity date of September 30, 2009, to pay off the Domestic Borrower's existing outstanding notes issued under the Note Purchase Agreement, together with any accrued interest thereon, Yield Maintenance Amount (as defined in the Note Purchase Agreement) and fees and expenses incurred by the Company in connection therewith, and to be used for operations of the Domestic Borrower, and that, in connection therewith, the Existing Credit Agreement be amended and restated in accordance with the terms hereof; and

      WHEREAS, the Lenders have agreed to amend and restate the Existing Credit Agreement and to make the loans and other financial accommodations contemplated hereby to the Borrower, as defined below, on the terms and conditions contained herein.

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Restatement; Definitions.

      1.1. Restatement. Effective as of the Initial Closing Date, this Agreement amends and restates in its entirety the Existing Credit Agreement. Amounts in respect of interest, commitment fees, Letter of Credit Fees and other amounts payable hereunder shall be payable in accordance with the terms of this Agreement as in effect prior to the amendment and restatement on the Initial Closing Date for periods prior to the Initial Closing Date and in accordance with this Agreement as amended and restated hereby for periods from and after the Initial Closing Date.

      1.2. Definitions. Certain capitalized terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this
Section 1.

      "Affiliate" means, with respect to the Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such specified Person), and shall include (a) any officer or director or general partner of the Company (or such specified Person), (b) any Person of which the Company (or such specified Person) or any Affiliate (as defined in clause (a) above) of the Company (or such specified Person) shall, directly or indirectly, beneficially own either (i) at least 10% of the outstanding equity securities having the general power to vote or (ii) at least 10% of all equity interests and (c) any Person directly or indirectly controlling the Company (or such specified Person) through a management agreement, voting agreement or other contract.

      "Agent" means the Domestic Agent and the Canadian Agent, collectively.

      "Agreement" means this Amended and Restated Credit Agreement as from time to time amended, modified and in effect.

      "Applicable Margin" means the amount in the table below set opposite the Reference Leverage Ratio for such date:

                   -------------------------------------------
                   Reference Leverage Ratio Applicable Margin
                   -------------------------------------------
                            > 325%              275 b.p.
                            -
                   -------------------------------------------
                        > 300% < 325%           250 b.p.
                        -
                   -------------------------------------------
                        > 250% < 300%           200 b.p.
                        -
                   -------------------------------------------
                        > 200% < 250%           150 b.p.
                        -
                   -------------------------------------------
                        > 101% < 200%            125b.p.
                        -
                   -------------------------------------------
                            < 100%              100 b.p.
                            -
                   -------------------------------------------

Changes in the Applicable Margin shall occur on the third Banking Day after annual or quarterly financial statements, as applicable, have been furnished to the Agent in accordance with Sections 6.4.1 or 6.4.2 from time to time, as applicable. In the event that the financial statements required to be delivered pursuant to Section 6.4.1 or 6.4.2, as applicable, are not delivered when due, then during the period from the third Banking Day following the date such financial statements were due until the third Banking Day following the date on which they are actually delivered, the Applicable Margin shall be the maximum amount set forth in the table above.

      "Applicable Rate" means, at any date, the sum of:

(a) (i) with respect to each portion of the Loan subject to a LIBOR Pricing Option, the sum of the Applicable Margin (which may change during the LIBOR Interest Period for such LIBOR Pricing Option in accordance with the definition of "Applicable Margin") plus the LIBOR Rate with respect to such LIBOR Pricing Option;

      (ii) with respect to each portion of the Loan subject to a Fixed Rate Pricing Option, the sum of the Applicable Margin plus the Fixed Rate with respect to such Fixed Rate Pricing Option;

      (iii)  with respect to each other portion of the Loan, the Base Rate;

plus (b) an additional 4% per annum effective on the day written notice from the Agent has been delivered to the Borrower that the interest rates hereunder are increasing as a result of the occurrence and continuance of an Event of Default until the earlier of such time as (i) such Event of Default is no longer continuing or (ii) such Event of Default is deemed no longer to exist, in each case pursuant to Section 8.3.

      "Assignee" is defined in Section 11.1.1.

      "Assignment and Acceptance" is defined in Section 11.1.1.

      "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Boston, Massachusetts or Toronto, Ontario, as applicable, are authorized or required by law or other governmental action to close.

      "Bank of America" is defined in the preamble.

      "Bank of America Canada" is defined in the preamble.

      "Bankruptcy Code" means Title 11 of the United States Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any competent jurisdiction, whether now or hereafter in effect.

      "Bankruptcy Default" means an Event of Default referred to in Section 8.1.10.

      "Base Rate" means, on any date, (a) with respect to the Term Loan and Domestic Revolving Loan, the greater of (i) the rate of interest announced by Bank of America at the Boston Office as its prime rate or (ii) the sum of 1/2% plus the Federal Funds Rate, (b) with respect to the portions of the Canadian Revolving Loan denominated in Canadian Funds, the rate of interest announced by Bank of America Canada at the Toronto Office as its Canadian Prime Rate, or (c) with respect to the portions of the Canadian Revolving Loan denominated in United States Funds, the Canadian U.S. Dollar Base Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Changes in the rate of interest resulting from changes in the Base Rate shall take place immediately without notice or demand of any kind.

      "Bonds" is defined in Section 10.3.

      "Borrower" means either one of the Domestic Borrower or the Canadian Borrower individually, or both of them collectively, as the context permits.

      "Borrowing Base" means, on any date, the sum of the following, but only with respect to the Company, the Tape Subsidiaries and K&M:

      (a) 70% of Eligible Accounts Receivable,

      plus (b) 35% of Eligible Inventory,

      plus (c) 20% of Eligible Fixed Assets.

      provided, however, that the Borrowing Base shall be reduced to $1.00 during any period when the Company has failed to furnish the computation of the Borrowing Base required by Section 6.4.3, commencing seven days following notice to the Borrower of its failure to furnish the computation.

      "Boston Office" means the principal banking office of Bank of America in Boston, Massachusetts.

      "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, all as from time to time in effect.

      "Canadian Agent" means Bank of America Canada.

      "Canadian Borrower" is defined in the preamble.

      "Canadian Borrowing Base" means, on any date, the sum of the following, but only with respect to the Canadian Borrower:

      (a) 70% of Eligible Accounts Receivable, plus (b) 35% of Eligible Inventory,

      plus (c) 20% of Eligible Fixed Assets;

      provided, however, that the Canadian Borrowing Base shall be reduced to $1.00 during any period when the Canadian Borrower has failed to furnish the computation of the Canadian Borrowing Base required by Section 6.4.3, commencing seven days following notice to the Canadian Borrower of its failure to furnish the computation. All amounts denominated in Canadian dollars that are factored into the calculation of the Canadian Borrowing Base shall, solely for purposes of making such calculation, be converted into United States dollars at the prevailing foreign exchange spot rate of the Domestic Agent on the date the calculation of Canadian Borrowing Base is made.

      "Canadian Funds" means such coin or currency of Canada as at the time shall be legal tender therein for the payment of public and private debts.

      "Canadian Lender" means each of the Persons listed as Canadian lenders on the signature page hereto, including Bank of America Canada in its capacity as a Canadian Lender and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations of the Canadian Borrower, but the term "Canadian Lender" shall not include any Credit Participant in such capacity.

      "Canadian Letter of Credit" is defined in Section 2.4.1.

      "Canadian Letter of Credit Exposure" means, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Canadian Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Canadian Letter of Credit Issuer has previously accepted under Canadian Letters of Credit but for which the Canadian Letter of Credit Issuer has not been reimbursed by the Canadian Borrower (whether pursuant to an automatic advance under the Canadian Revolving Loan or otherwise).

      "Canadian Letter of Credit Issuer" means, for any Letter of Credit, Bank of America Canada or, in the event Bank of America Canada does not for any reason issue a requested Canadian Letter of Credit, another Canadian Lender selected by the Canadian Borrower to issue such Canadian Letter of Credit.

      "Canadian Prime Rate" means on any day a fluctuating rate of interest per annum equal to the higher of (a) the 30-day CDOR Rate plus 0.50%, and (b) the rate of interest per annum most recently announced by the Canadian Agent as its reference rate of interest for loans made in Canadian Funds to Canadian customers and designated as its "prime rate" (the "prime rate" being a rate set by the Canadian Agent based upon various factors including the Canadian Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Canadian Agent shall take effect at the opening of business on the day specified in the public announcement of such change. Each interest rate based upon the Canadian Prime Rate shall be adjusted simultaneously with any change in the Canadian Prime Rate.

      "Canadian Revolving Loan" is defined in Section 2.2.4.

      "Canadian Security Agreement" means that Hypothec and Pledge Bonds dated May 20, 2005, by the Canadian Borrower in favor of the Canadian Agent and the Canadian Lender, attached hereto as Exhibit 5.1.4(a).

      "Canadian Security Agreement Reaffirmation" is defined in Section 5.1.4.

      "Canadian U.S. Dollar Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 0.50% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Canadian Agent, as its "reference rate" for United States Funds commercial loans made to a Person in Canada. The "reference rate" is a rate set by the Canadian Agent based upon various factors including the Canadian Agent's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by the Canadian Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Capital Expenditures" means, for any period, amounts added or required to be added to the property, plant and equipment or other fixed assets account on the Consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP.

      "Capitalized Lease" means any lease which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

      "Capitalized Lease Obligations" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capitalized Leases calculated in accordance with GAAP, including Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

      "Cash Equivalents" means:

      (a) negotiable certificates of deposit, time deposits (including sweep accounts), demand deposits and bankers' acceptances having a maturity of nine months or less and issued by any United States or Canadian financial institution having capital and surplus and undivided profits aggregating at least $100,000,000 and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

      (b) corporate obligations having a maturity of nine months or less and rated at least Prime-1 by Moody's or A-1 by S&P or issued by any Lender;

      (c) any direct obligation of the United States of America, Canada, or any agency or instrumentality thereof, or of any state, province or municipality thereof, (i) which has a remaining maturity at the time of purchase of not more than one year or which is subject to a fully collateralized repurchase agreement with any Lender (or any other financial institution referred to in clause (a) above) exercisable within one year from the time of purchase and (ii) which, in the case of obligations of any state or municipality, is rated at least Aaa by Moody's or AAA by S&P; and

      (d) any mutual fund or other pooled investment vehicle rated at least Aa by Moody's or AA by S&P which invests principally in obligations described above.

      "CDOR Rate" means the average bankers' acceptance rate as quoted on Reuters CDOR page (or such other page as may, from time to time, replace such page on that service for the purpose of displaying quotations for bankers' acceptances accepted by banks listed in Schedule I to the Bank Act (Canada)) at approximately 10:00 a.m. (Toronto time) on the applicable date for bankers' acceptances having a comparable maturity date as the date of the applicable Canadian Revolving Loan.

      "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980.

      "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

      "Closing Date" means the Initial Closing Date and each other date on which any extension of credit is made pursuant to Sections 2.1, 2.2, 2.3, 2.4 or 2.5.

      "Code" means the federal Internal Revenue Code of 1986.

      "Commitment" means, with respect to any Lender, such Lender's obligations to extend the respective credits contemplated by Section 2 and its interests in such credits at any time outstanding. The original Commitments are set forth in
Exhibit 10.1 and the subsequent Commitments are recorded from time to time in the Register.

      "Company" is defined in the preamble.

      "Computation Covenants" means Sections 6.5, 6.6.2, 6.6.10, 6.8.5, 6.8.6, 6.9.2, 6.10.2 and 6.11.

      "Congoleum" means Congoleum Corporation, a subsidiary (but not a Subsidiary) of the Company, and/or any of its direct or indirect subsidiaries.

      "Congoleum Joint Venture Agreement" means the Joint Venture Agreement dated as of December 16, 1992 by and among the Company, Resilient Holdings, Incorporated, Congoleum, Hillside Industries Incorporated and Hillside Capital Incorporated, as amended.

      "Congoleum Plan" means the Tenth Modified Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Congoleum Corporation, et al. and the Asbestos Claimant's Committee, substantially in the form attached hereto as
Exhibit 1(a) as the same may be amended to the extent permitted by Section 6.16.

      "Congoleum Plan Note" means the promissory note to be issued by Congoleum to the Congoleum Plan Trust substantially in the form attached hereto as Exhibit 1(b) as the same may be amended to the extent permitted by Section 6.15.

      "Congoleum Plan Trust" means the trust to be established upon consummation of the Congoleum Plan as the same may be amended to the extent permitted by
Section 6.16.

      "Consolidated" and "Consolidating", when used with reference to any term, mean that term as applied to the accounts of the Company (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP (except that Congoleum shall be accounted for on the equity method) and with appropriate deductions for minority interests in Subsidiaries.

      "Consolidated Adjusted EBITDA" means, for any period, the total of:

      (a) Consolidated EBITDA; minus

      (b) Capital Expenditures except to the extent (i) attributable to Capitalized Lease Obligations or (ii) financed with the proceeds of Financing Debt; minus

      (c) any dividends paid or payable, without duplication, in cash by the Company or any of its Subsidiaries to third parties; minus

      (d) the aggregate amount paid by the Company and its Subsidiaries to repurchase shares of capital stock and options to purchase shares of capital stock, in each case excluding any such payments made prior to June 30, 2003; minus

      (e) any net income taxes paid or payable, without duplication, in cash by the Company or any of its Subsidiaries after subtracting any income tax refunds paid or payable in cash to the Company or any of its Subsidiaries.

      "Consolidated Current Assets" means, at any date, all amounts carried as current assets on the balance sheet of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, excluding cash and Cash Equivalents.

      "Consolidated Current Liabilities" means, at any date, all amounts that are or should be carried as current liabilities on the balance sheet of the Company and its Subsidiaries determined in accordance with GAAP on a Consolidated basis, excluding the current portion of long-term Financing Debt, the Term Loan and the Revolving Loan, each to the extent they are included in Consolidated Interest Expense.

      "Consolidated EBITDA" means, for any period, the total of:

      (a) Consolidated Net Income; plus

      (b) all amounts deducted in computing such Consolidated Net Income in respect of:

            (i) depreciation, amortization and unusual noncash charges (other than the write-down of current assets),

            (ii) interest expense, and

            (iii) income tax expense, minus

      (c) all cash payments made during such period on account of reserves, restructuring charges and other noncash charges added back to Consolidated EBITDA in a previous period, minus

      (d) all amounts included in Consolidated Net Income in respect of deferred income tax benefits and other noncash income items, except such amounts that have been deducted from Consolidated EBITDA in a previous period.

      "Consolidated Fixed Charges" means, for any period, the sum of (without duplication):

      (a) Consolidated Interest Expense,

plus (b) the aggregate amount of all mandatory scheduled payments, mandatory scheduled prepayments, sinking fund payments and mandatory reductions in revolving loans as a result of mandatory reductions in revolving credit availability, all with respect to Financing Debt of the Company and its Subsidiaries in accordance with GAAP on a Consolidated basis, including payments in the nature of principal under Capitalized Leases.

plus (c) any mandatory dividends paid or payable in cash by the Company or any of its Subsidiaries to third parties.

      "Consolidated Interest Expense" means, for any period, the total of:

      (a) the aggregate amount of interest, including commitment fees, payments in the nature of interest under Capitalized Leases and net payments under Hedge Agreements, accrued by the Company and its Subsidiaries reporting Congoleum on the equity method (whether such interest is reflected as an item of expense or capitalized), minus

      (b) to the extent otherwise included in clause (a) above, the amortization of deferred financing fees and costs, original issue discount relating to Indebtedness and accrued interest on Indebtedness not paid in cash to the extent permitted by the terms, including subordination terms, of such Indebtedness (including PIK Interest), plus

      (c) actual cash payments with respect to accrued and unpaid interest (including PIK Interest) that has previously reduced Consolidated Interest Expense pursuant to clause (b) above, plus

      (d) the current portion of long-term Financing Debt (other than the Revolving Loan, Term Loan, or Letters of Credit)

      "Consolidated Net Income" means, for any period, net income (or loss) from continuing operations of the Company and its Subsidiaries reporting Congoleum on the equity method, excluding:

      (a) extraordinary gains (net of any extraordinary losses up to the amount of any extraordinary gains),

      (b) net income of any Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest, unless those net earnings have actually been received in the form of cash for distributions,

      (c) any portion of the net income of any Subsidiary which for any reason is legally unavailable to pay dividends to the Company or any other Subsidiary,

      (d) any aggregate net gain (in excess of any net losses) arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities),

      (e) any write-up of any asset,

      (f) any gain arising from the acquisition of any securities of the Company or any of its Subsidiaries,

      (g) net income or gain (but not any loss) resulting from a change in accounting, an extraordinary event or prior period adjustments,

      (h) the income (or loss) of any Person accrued to the date it becomes a Subsidiary, and

      (i) the reserve for environmental liabilities for the 10.33 acres of land bordering on Old Estill Springs Road, Tullahoma, TN owned by Tullahoma Properties, L.L.C.

      "Consolidated Net Working Capital" means, at any date, the amount (whether positive or negative) equal to (a) Consolidated Current Assets minus (b) Consolidated Current Liabilities.

      Consolidated Net Working Capital increases when it becomes more positive or less negative, and decreases when it becomes less positive or more negative.

      "Consolidated Tangible Net Worth" means the aggregate amount of (a) capital stock (less any treasury stock, capital stock subscribed and unissued and other contra-equity accounts), (b) surplus, (c) foreign currency translation adjustments made after June 30, 2003, and (d) retained earnings of the Company and it Subsidiaries reporting Congoleum on the equity method, excluding (i) any inter-company balances, (ii) intangibles, (iii) any change in the value of the Company's Investments in Congoleum as reflected on the Company's balance sheet as of December 31, 2002 and (iv) the cumulative amount of any net write-up of asset values after any audit immediately preceding the Closing Date.

      "Consolidated Total Debt" means, at any date, all Financing Debt of the Company and its Subsidiaries on a Consolidated basis.

      "Consolidated Total Liabilities" means, at any date, total liabilities of the Company and its Subsidiaries on a Consolidated basis, reduced by any rights, proceeds or funds available due to or in connection with any insurance, and excluding in all events Indebtedness in connection with or contemplated by the Congoleum Joint Venture Agreement, Congoleum Plan, Congoleum Plan Note and Congoleum Plan Trust.

      "Credit Documents" means:

      (a) this Agreement, the Revolving Notes, the Term Notes, each Domestic Letter of Credit, each Canadian Letter of Credit, each draft presented or accepted under a Domestic Letter of Credit or Canadian Letter of Credit, the Security Agreement, the Guarantee Agreement, and each Hedge Agreement provided by a Lender (or an Affiliate of a Lender) to the Company or any of its Subsidiaries, each as from time to time in effect; and

      (b) any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries or any other Obligor, on one hand, and the Domestic Agent or Canadian Agent, any Domestic Letter of Credit Issuer or Canadian Letter of Credit Issuer or all the Lenders, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

      "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any other Obligor owing to the Domestic Agent or Canadian Agent or any Lender (or any Affiliate of a Lender) under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, reimbursement obligations under Letters of Credit and Hedge Agreements provided by a Lender (or an Affiliate of a Lender) at the time of the issuance thereof, commitment fees, Domestic Letter of Credit fees, Canadian Letter of Credit fees, amounts provided for in Sections 3.2.4, 3.4, 3.5 and 9 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (all whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

      "Credit Participant" is defined in Section 11.2.

      "Currency Exchange Agreement" means any currency swap, foreign exchange contract or similar arrangement providing for protection against fluctuations in currency exchange rates, either generally or under specific contingencies.

      "Deemed Interest Period" is defined in Section 3.6.

      "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default, including the filing against the Company, any of its Subsidiaries or any other Obligor of a petition commencing an involuntary case under the Bankruptcy Code.

      "Delinquency Period" is defined in Section 10.4.5.

      "Delinquent Payment" is defined in Section 10.4.5.

      "Distribution" means, with respect to the Company (or other specified Person):

      (a) the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock of or other equity interests in the Company (or such specified Person);

      (b) the purchase, redemption or other retirement of any shares of any class of capital stock of or other equity interest in the Company (or such specified Person) or any of its Subsidiaries, or of options, warrants or other rights for the purchase of such shares, directly, indirectly through a Subsidiary or corporate parent or otherwise;

      (c) any other distribution on or in respect of any shares of any class of capital stock of or equity or other beneficial interest in the Company (or such specified Person);

      (d) any payment of principal, interest or fees with respect to, or any purchase, redemption or defeasance of, any Financing Debt of the Company (or such specified Person) or any of its Subsidiaries which by its terms or the terms of any agreement is subordinated to the payment of the Credit Obligations; and

      (e) any payment, loan or advance by the Company (or such specified Person) to, or any other Investment by the Company (or such specified Person) in, the holder of any shares of any class of capital stock of or equity interest in the Company (or such specified Person) or any of its Subsidiaries, or any Affiliate of such holder (including the payment of management and transaction fees and expenses);

provided, however, that the term "Distribution" shall not include (i) dividends payable in, or conversion of securities into, perpetual common stock of or other similar equity interests in the Company (or such specified Person), (ii) the issuance of PIK Interest or (iii) payments in the ordinary course of business in respect of (A) reasonable compensation paid to employees, officers and directors, (B) advances and reimbursements to employees for travel expenses, drawing accounts, relocation costs and similar expenditures, or (C) rent paid to, or accounts payable for services rendered or goods sold by, non-Affiliates that own capital stock of or other equity interests in the Company (or such specified Person) or any of its Subsidiaries.

      "Domestic Agent" means Bank of America in its capacity as administrative agent for the Lenders hereunder, as well as its successors and assigns in such capacity pursuant to Section 10.6.

      "Domestic Borrower" is defined in the preamble.

      "Domestic Lender" means each of the Persons listed as domestic lenders on the signature page hereto, including Bank of America in its capacity as a Lender and such other Persons who may from time to time own a Percentage Interest in the Credit Obligations, but the term "Domestic Lender" shall not include any Credit Participant in such capacity.

      "Domestic Letter of Credit" is defined in Section 2.3.1.

      "Domestic Letter of Credit Exposure" means, at any date, the sum of (a) the aggregate face amount of all drafts that may then or thereafter be presented by beneficiaries under all Domestic Letters of Credit then outstanding, plus (b) the aggregate face amount of all drafts that the Domestic Letter of Credit Issuer has previously accepted under Domestic Letters of Credit but for which the Domestic Letter of Credit Issuer has not been reimbursed by the Domestic Borrower (whether pursuant to an automatic advance under the Domestic Revolving Loan or otherwise).

      "Domestic Letter of Credit Issuer" means, for any Domestic Letter of Credit, Bank of America or, in the event Bank of America does not for any reason issue a requested Domestic Letter of Credit, another Domestic Lender selected by the Domestic Borrower to issue such Domestic Letter of Credit.

      "Domestic Reaffirmation Agreement" is defined in Section 5.1.3.

      "Domestic Revolving Loan" is defined in Section 2.1.4.

      "Domestic Security Agreement" means the Security Agreement dated October 14, 2003, among the Domestic Borrower and Bank of America, and attached hereto as Exhibit 5.1.3(a).

      "Eligible Accounts Receivable" means, at any date, the remainder of:

      (a) the aggregate amount carried as accounts receivable (reduced appropriately for doubtful accounts and customer returns) on the most recent borrowing base report of either (i) the Company, the Tape Subsidiaries and K&M or (ii) the Canadian Borrower, as the case may be, delivered in accordance with
Section 6.4.3,

      minus (b) the aggregate amount of any such accounts receivable that are unpaid more than 90 days past the due date to the extent not already included in doubtful accounts, minus (c) the amount of such accounts receivable due from Affiliates referenced in subsection (a) hereof,

      minus (d) either (i) for the Company, the Tape Subsidiaries and K&M, all payments under such accounts receivable to be made in a currency other than United States Funds that is not freely convertible into United States Funds or that may not be freely withdrawn from the country of origin, or (ii) for the Canadian Borrower, all payments under such accounts receivable to be made in a currency other than Canadian Funds that is not freely convertible into Canadian Funds or that may not be freely withdrawn from the country of origin, minus (e) accounts receivable in which the security interest of the Domestic Agent or the Canadian Agent, as the case may be, is not perfected or published, as the case may be, or that are subject to Liens other than Liens securing the Secured Obligations as such term is defined in the Domestic Security Agreement or Liens securing Credit Obligations pursuant to the Canadian Security Agreement, as applicable, minus (f) all such accounts receivable due from any Person and its Affiliates for which at least 50% of such accounts receivable are unpaid more than 90 days past the due date to the extent not already included in doubtful accounts, minus (g) accounts receivable to the extent the debtor is a creditor of the Company or any of its Subsidiaries and has asserted a right of setoff and has disputed its liability or has filed any claim to contest the amount due, and minus (h) accounts receivable for which the Domestic Agent or the Canadian Agent, as the context may require, has certified in writing to the Company that in its commercially reasonable judgment, believes to be doubtful to the extent not already included in doubtful accounts;

      it being understood that each reduction hereof shall be made without any double counting or other duplication of any amount.

      "Eligible Canadian Assignee" means a financial institution that is (i) not a non-resident of Canada for the purpose of the Income Tax Act (Canada), or (ii) an "authorized foreign bank" as defined in section 2 of the Bank Act (Canada) and in subsection 248(l) of the Income Tax Act (Canada), that is not subject to the restrictions and requirements referred to in subsection 524(2) of the Bank Act (Canada) and which will receive all amounts paid or credited to it under its Canadian Revolving Loans and under the Credit Documents in respect of its "Canadian banking business" (as defined in subsection 248(l) of the Income Tax Act (Canada)) for the purposes of paragraph 212(13.3)(a) of the Income Tax Act (Canada) and will include all amounts paid or credited to it under its Canadian Revolving Loans and under the Credit Documents under Part I of the Income Tax Act (Canada) in computing its income from a business carried on by it in Canada; provided, however, that no Obligor or Affiliate of an Obligor shall qualify as an Eligible Canadian Assignee under any circumstances.

      "Eligible Domestic Assignee" means (a) a Domestic Lender, (b) an Affiliate of a Domestic Lender, and (c) subject to the prior approval of the Domestic Agent and, so long as no Event of Default shall have occurred and be continuing, the Domestic Borrower, such approval by the Domestic Agent and the Domestic Borrower not to be unreasonably withheld:

      (i) a commercial bank organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $500,000,000;

      (ii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $500,000,000;

      (iii) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States of America;

      (iv) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; and

      (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000;

provided, however, that (A) no Person shall qualify as an Eligible Domestic Assignee with respect to assignments of obligations as a Domestic Letters of Credit Issuer unless such Person qualifies under clauses (c)(i) or (c)(iii) above and (B) no Obligor or Affiliate of an Obligor shall qualify as an Eligible Domestic Assignee under any circumstances; and provided further, that no Domestic Lender shall assign or sell participations of all or a portion of its interest in the Loan to any Person who is (x) listed on the Specially Designated Nationals and Blocked Persons List maintained by the U.S. Department of Treasury Office of Foreign Assets Control ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation, or (y) included within the term "designated national" as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515.

      "Eligible Fixed Assets" means, at any date, the total of:

      (a) the aggregate amount carried as property, plant and equipment (calculated at cost and not reduced by accumulated or other depreciation) on the most recent borrowing base report of either (i) the Company, the Tape Subsidiaries and K&M or (ii) the Canadian Borrower, as the case may be, delivered in accordance with Section 6.4.3, minus (b) any amounts included in the foregoing clause (a) in respect of:

      (i) assets in which the security interest of the Domestic Agent or the Canadian Agent, as the case may be, is not perfected or published, as the case may be, or that are subject to Liens other than Liens securing the Secured Obligations as such term is defined in the applicable Security Agreement, or existing liens on the real property of the Company located at Ronse Renaix, Belgium and the real property of American Biltrite Far East, Inc. located in Singapore, Singapore, and

      (ii) obsolete, damaged, defective or worn items (normal wear and tear excluded).

      "Eligible Inventory" means, at any date, the remainder of:

            (a) the aggregate amount carried as inventory, at the lower of cost or market value and net of any related valuation reserves, all computed in accordance with GAAP, on the most recent borrowing base report of either
      (i) the Company, the Tape Subsidiaries and K&M or (ii) the Canadian Borrower, as the case may be, delivered in accordance with Section 6.4.3, including work in progress,

      minus (b) advance payments from customers reflected on the Consolidated balance sheet of the Company and its Subsidiaries except to the extent it reduces accounts receivable,

      minus (c) inventory in which the security interest of the Domestic Agent or the Canadian Agent, as the case may be, is not perfected or published, as the case may be, or that is subject to Liens other than Liens securing the Secured Obligations as such term is defined in the Domestic Security Agreement or Liens securing Credit Obligations pursuant to the Canadian Security Agreement, as applicable, minus (d) obsolete, damaged or returned inventory to the extent not covered by reserves on the Consolidated balance sheet of the Company and its Subsidiaries.

      "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including the federal Occupational Health and Safety Act.

      "ERISA" means the federal Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Group Person" means the Company, any of its Subsidiaries and any Person which is a member of the controlled group or under common control with the Company or any of its Subsidiaries within the meaning of section 414 of the Code or section 4001(a)(14) of ERISA.

      "Event of Default" is defined in Section 8.1.

      "Exchange Act" means the federal Securities Exchange Act of 1934.

      "Excluded Taxes" is defined in Section 9.4.1.

      "Existing Credit Agreement" is defined in the preamble.

      "Federal Funds Rate" means, for any day, the rate equal to the weighted average (rounded upward to the nearest 1/8%) of (a) the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as such weighted average is published for such day (or, if such day is not a Banking Day, for the immediately preceding Banking
Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for such Banking Day, quotations received by the Domestic Agent from three federal funds brokers of recognized standing selected by the Domestic Agent. Each determination by the Domestic Agent of the Federal Funds Rate shall, in the absence of manifest error, be conclusive.

      "Final Maturity Date" means September 30, 2009.

      "Financial Officer" of the Company or the Canadian Borrower, as applicable, (or other specified Person) means its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer, controller or any of its vice presidents whose primary responsibility is for its financial affairs, in each case whose incumbency and signatures have been certified to the Domestic Agent and/or the Canadian Agent, as the case may be, by the secretary or other appropriate attesting officer of the Company (or such specified Person).

      "Financing Debt" means each of the items described in clauses (a) through
(e) of the definition of the term "Indebtedness" and, without duplication, any Guarantees of such items.

      "Fixed Rate" means for any Fixed Rate Interest Period, the rate identified by the Domestic Agent for such period.

      "Fixed Rate Interest Period" means any period, selected as provided in
Section 3.3.1, of seven, fourteen or twenty-one days or one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, if any Fixed Rate Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such Fixed Rate Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Domestic Agent.

      "Fixed Rate Pricing Option" means the options granted pursuant to Section
3.3.1 to have the interest on any portion of the Loan computed on the basis of a Fixed Rate.

      "Fleet" is defined in the recitals.

      "Foreign Subsidiary" means each Subsidiary that is organized under the laws of, and conducting its business primarily in a jurisdiction outside of, the United States of America and that is not domesticated or dually incorporated under the laws of the United States of America or the states thereof.

      "Foreign Wholly-Owned Subsidiary" means each Wholly Owned Subsidiary that is organized under the laws of, and conducting its business primarily in a jurisdiction outside of, the United States of America and that is not domesticated or dually incorporated under the laws of the United States of America or the states thereof.

      "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board; provided, however, that (a) for purposes of compliance with Section 6 (other than Section 6.4) and the related definitions, "GAAP" means such principles as in effect on December 31, 2005, as applied by the Company and its Subsidiaries in the preparation of the most recent annual statements referred to in Section 7.2.1(a), and consistently followed, without giving effect to any subsequent changes thereto and (b) in the event of a change in generally accepted accounting principles after such date, either the Company or the Required Lenders may request a change in the definition of "GAAP", in which case the parties hereto shall negotiate in good faith with respect to an amendment of this Agreement implementing such change. It being understood that, for purposes of this Agreement, with respect to any reference to or requirement that financial statements of and other financial measurements with respect to the Company be (or be based on or derived from) financial measurements determined in accordance with GAAP, accounting for Congoleum on the equity method of accounting shall be deemed GAAP compliant.

      "Granting Lender" is defined in Section 11.3.

      "Guarantee" means, with respect to the Company (or other specified
Person):

      (a) any guarantee by the Company (or such specified Person) of the payment or performance of, or any contingent obligation by the Company (or such specified Person) in respect of, any Indebtedness or other obligation of any primary obligor;

      (b) any other arrangement whereby credit is extended to a primary obligor on the basis of any promise or undertaking of the Company (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Company (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor,
(ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

      (c) any liability of the Company (or such specified Person), as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

      (d) any liability of the Company (or such specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

      (e) any liability of the Company (or such specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Company and its Subsidiaries) that is consolidated for tax purposes; and

      (f) reimbursement obligations, whether contingent or matured, of the Company (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Hedge Agreements, in each case whether or not any of the foregoing are reflected on the balance sheet of the Company (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

      "Guarantee Agreement" means the Guarantee Agreement dated October 14, 2003 among the Subsidiaries party thereto and the Domestic Agent, and attached hereto as Exhibit 1(c).

      "Guarantor" shall have the meaning given to such term in the Guarantee Agreement.

      "Hazardous Material" means any pollutant, toxic or hazardous material or waste, including any "hazardous substance" or "pollutant" or "contaminant" as defined in section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law.

      "Hedge Agreement" means, collectively, Currency Exchange Agreements and Interest Rate Protection Agreements.

      "Indebtedness" means all obligations, contingent or otherwise, which in accordance with GAAP are required to be classified upon the balance sheet of the Company (or other specified Person) as liabilities, but in any event including (without duplication):

      (a) indebtedness for borrowed money;

      (b) indebtedness evidenced by notes, debentures or similar instruments;

      (c) that portion of Capitalized Lease Obligations and Synthetic Lease Obligations that is properly classified as a liability on a balance sheet in conformity with GAAP;

      (d) mandatory redemption, repurchase or dividend rights on capital stock (or other equity), including provisions that require the exchange of such capital stock (or other equity) for Indebtedness from the issuer;

      (e) reimbursement obligations, whether contingent or matured, with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Hedge Agreements (without duplication of other Indebtedness supported or guaranteed thereby);

      (f) obligations that are immediately and directly due and payable out of the proceeds of or production from property;

      (g) liabilities secured by any Lien existing on property owned or acquired by the Company (or such specified Person), whether or not the liability secured thereby shall have been assumed (but only to the extent of the fair market value of such property); and

      (h) all Guarantees in respect of Indebtedness of others (but only to the extent of any such Guarantee).

      "Indemnified Party" is defined in Section 9.2.

      "Initial Closing Date" means September 25, 2006.

      "Interest Period" means each of the LIBOR Interest Period and the Fixed Rate Interest Period.

      "Interest Rate Protection Agreements" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

      "Investment" means, with respect to the Company (or other specified
Person):

      (a) acquisition of any share of capital stock, partnership or other equity interest, evidence of Indebtedness or other security issued by any other Person;

      (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person;

      (c) any Guarantee of the obligations of any other Person; and

      (d) any acquisition of all, or any division or similar operating unit of, the business of any other Person or the assets comprising such business, division or unit.

The investments described in the foregoing clauses (a) through (d) shall be included in the term

      "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method; provided, however, that the term "Investment" shall not include (i) trade and customer accounts receivable for property leased, goods furnished or services rendered in the ordinary course of business and payable within one year in accordance with customary trade terms, (ii) deposits, advances or prepayments to suppliers for property leased or licensed, goods furnished and services rendered in the ordinary course of business, (iii) advances to employees for relocation and travel expenses, drawing accounts and similar expenditures, (iv) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due to the Company (or such specified Person) or as security for any such Indebtedness or claim or (v) demand deposits in banks or similar financial institutions.

      In determining the amount of outstanding Investments:

(A) the amount of any Investment shall be the cost thereof minus any returns of capital in cash on such Investment (determined in accordance with GAAP without regard to amounts realized as income on such Investment);

(B) the amount of any Investment in respect of a purchase described in clause
(d) above shall include the amount of any Financing Debt assumed in connection with such purchase or secured by any asset acquired in such purchase or for which any Person that becomes a Subsidiary is liable on the date on which the securities of such Person are acquired; and

(C) no Investment shall be increased as the result of an increase in the undistributed retained earnings of the Person in which the Investment was made or decreased as a result of an equity interest in the losses of such Person.

      "K&M" is defined in the preamble.

      "Lease Line" means the Lease Line Agreement, between the Company and Bank of America (or its designee), as lender, as supplemented, amended and modified from time to time, entered into pursuant to the Summary of Terms and Conditions dated July 21, 2006.

      "Legal Requirement" means any present or future requirement imposed upon any of the Lenders or the Company and its Subsidiaries by any law, statute, rule, regulation, directive, order, decree or guideline (or any interpretation thereof by courts or of administrative bodies) of the United States of America or Canada, or any jurisdiction in which any LIBOR Office is located or any state or political subdivision of any of the foregoing, or by any board, governmental or administrative agency, central bank or monetary authority of the United States of America or Canada, any jurisdiction in which any LIBOR Office is located or where the Company or any of its Subsidiaries may from time to time be organized, owns property or conducts its business, or any political subdivision of any of the foregoing. Any such law, statute, rule, regulation, directive, order, decree, guideline or interpretation imposed on any of the Lenders not having the force of law shall be deemed to be a Legal Requirement for purposes of Section 3 if such Lender reasonably believes that compliance therewith is customary commercial practice.

      "Lender" means each of the Domestic Lenders and Canadian Lenders.

      "Letters of Credit" means, collectively, the Domestic Letters of Credit and the Canadian Letters of Credit.

      "Letter of Credit Exposure" means, at any date, the sum of Domestic Letter of Credit Exposure plus Canadian Letter of Credit Exposure.

      "LIBOR Basic Rate" means, (i) for any LIBOR Interest Period of the Term Loan or the Domestic Revolving Loans the rate of interest at which deposits of United States funds are offered in the London interbank market for a period of time equal to such LIBOR Interest Period that appears on Dow Jones Market Service Page 3750 (or any other commercially available source) as of 11:00 a.m.(London time) two Banking Days prior to the Banking Day on which such LIBOR Interest Period begins, and (ii) for any LIBOR Interest Period of the Canadian Revolving Loans the rate of interest at which deposits of United States fund or Canadian funds, as applicable, are offered in the London interbank market for a period of time equal to such LIBOR Interest Period that appears on Reuters Screen Rate (or any other commercially available source) as of 11:00 a.m. (London time) two Banking Days prior to the Banking Day on which such LIBOR Interest Period begins for deposits in the relevant currency.

      "LIBOR Interest Period" means any period, selected as provided in Section 3.2.1, of seven, fourteen or twenty-one days or one, two, three or six months, commencing on any Banking Day and ending on the corresponding date in the subsequent calendar month so indicated (or, if such subsequent calendar month has no corresponding date, on the last day of such subsequent calendar month); provided, however, that subject to Section 3.2.3, if any LIBOR Interest Period so selected would otherwise begin or end on a date which is not a Banking Day, such LIBOR Interest Period shall instead begin or end, as the case may be, on the immediately preceding or succeeding Banking Day as determined by the Domestic Agent or the Canadian Agent, as the case may be, in accordance with the then current banking practice in the inter-bank Eurodollar market with respect to Eurodollar deposits at the applicable LIBOR Office, which determination by the Domestic Agent or the Canadian Agent, as the case may be, shall, in the absence of manifest error, be conclusive.

      "LIBOR Office" means such non-United States office or international banking facility of any Lender as such Lender may from time to time select.

      "LIBOR Pricing Options" means the options granted pursuant to Section
3.2.1 to have the interest on any portion of the Loan computed on the basis of a LIBOR Rate.

      "LIBOR Rate" for any LIBOR Interest Period means the rate, rounded upward to the nearest 1/100,000, obtained by dividing (a) the LIBOR Basic Rate for such LIBOR Interest Period by (b) an amount equal to 1 minus the LIBOR Reserve Rate; provided, however, that if at any time during such LIBOR Interest Period the LIBOR Reserve Rate applicable to any outstanding LIBOR Pricing Option changes, the LIBOR Rate for such LIBOR Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change to the extent required by the Legal Requirement implementing such change.

      "LIBOR Reserve Rate" means the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by any Legal Requirement to be maintained by any Lender against (a) "Eurocurrency liabilities" as specified in Regulation D of the Board of Governors of the Federal Reserve System applicable to LIBOR Pricing Options or

(b) any other category of extensions of credit, or other assets, that includes loans subject to a LIBOR Pricing Option by a non-United States office of any of the Lenders to United States residents, in each case without the benefits of credits for prorations, exceptions or offsets that may be available to a Lender.

      "Lien" means, with respect to the Borrower (or any other specified
Person):

      (a) any lien, encumbrance, mortgage, pledge, hypothec, charge or security interest of any kind upon any property or assets of the Company (or such specified Person), whether now owned or hereafter acquired, or upon the income or profits therefrom (excluding in any event a financing statement or application for registration filed by a lessor under an operating lease not intended to be a secured financing);

      (b) the acquisition of, or the agreement to acquire, any property or asset upon conditional or installment sale or subject to any other title retention agreement, device or arrangement (including a Capitalized Lease and a Synthetic Lease);

      (c) the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of the Borrower (or such specified Person), with or without recourse;

      (d) in the case of securities, any purchase option, call or similar purchase right of a third party;.

      (e) the transfer of any tangible or corporeal property or assets for the purpose of subjecting such items to the payment of previously outstanding Indebtedness in priority to payment of the general creditors of the Borrower (or such specified Person); and

      (f) the existence for a period of more than 120 consecutive days of any Indebtedness against the Borrower (or such specified Person) which if unpaid would by law or upon a Bankruptcy Default be given priority over general creditors.

      "Loan" means, collectively, the Revolving Loans and the Term Loan.

      "Margin Stock" means "margin stock" within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

      "Material Adverse Change" means, since any specified date or from the circumstances existing immediately prior to the happening of any specified event, a material adverse change in (a) the business, assets, financial condition, income or prospects of the Company and its Subsidiaries (on a Consolidated basis), whether as a result of (i) general economic conditions affecting the industries in which the Company operates, (ii) difficulties in obtaining supplies and raw materials, (iii) fire, flood or other natural calamities, (iv) environmental pollution, (v) regulatory changes, judicial decisions, war or other governmental action or (vi) any other event or development, whether or not related to those enumerated above or (b) the ability of any Obligor to perform material obligations under the Credit Documents or (c) the rights and remedies of the Agent and the Lenders under the Credit Documents, it being understood that the transactions contemplated by the Congoleum Plan, the Congoleum Note or the Congoleum Plan Trust, and the effects thereof (including, without limitation, changes in ownership or ownership rights in Congoleum), shall be excluded for the purposes hereof.

      "Material Agreements" is defined in Section 7.2.2.

      "Material Financing Debt" means any Financing Debt (other than the Credit Obligations) outstanding in an aggregate amount of principal (whether or not due) and accrued interest exceeding $250,000.

      "Maximum Amount of Canadian Revolving Credit" is defined in Section 2.2.2.

      "Maximum Amount of Revolving Credit" is defined in Section 2.1.2.

      "Multiemployer Plan" means any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

      "Non Consenting Lender" is defined in Section 11.1.6.

      "Nonperforming Lender" is defined in Section 10.4.5.

      "Note Purchase Agreement" means the Amended and Restated Note Purchase Agreement and Facility Guarantee dated as of May 20, 2005, as amended and as from time to time in effect, among the Company, K&M, Prudential, the Guarantors, and other Persons joining thereto as Guarantors from time to time, pursuant to a guarantor joinder agreement.

      "Notes" means the Revolving Notes and the Term Notes.

      "Obligor" means the Borrowers and each other Person guaranteeing or providing collateral for the Credit Obligations (but in all events and for all purposes excluding Congoleum).

      "Other Taxes" is defined in Section 9.4.2.

      "Overdue Reimbursement Rate" means, at any date, the highest Applicable Rate then in effect.

      "Payment Date" means (a) the last Banking Day of each March, June, September and December, beginning on the first such date after the date hereof and (b) the Final Maturity Date, except that, with respect to the Term Loan, Payment Date shall be the Payment Date provided in Section 4.2.

      "Percentage Interest" means, with respect to any Lender, the Commitment of such Lender with respect to the respective portions of the Loan and Letter of Credit Exposure. For purposes of determining votes or consents by the Lenders, the Percentage Interest of any Lender shall be computed as follows: (a) at all times when no Event of Default under Section 8.1.1 and no Bankruptcy Default exists, the ratio that the respective Commitments of such Lender bears to the total Commitments of all Lenders as from time to time in effect and reflected in the Register, and (b) at all other times, the ratio that the respective amounts of the outstanding Loan and Letter of Credit Exposure owing to such Lender bear to the total outstanding Loan and Letter of Credit Exposure owing to all Lenders.

      "Performing Lender" is defined in Section 10.4.5.

      "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

      "PIK Interest" means any accrued interest payments on Financing Debt that are postponed or made through the issuance of "payment-in-kind" notes or other similar securities (including book-entry accrual with respect to such postponed interest payments), all in accordance with the terms of such Financing Debt; provided, however, that in no event shall PIK Interest include payments made with cash or Cash Equivalents.

      "Plan" means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

      "Pricing Options" means each of the LIBOR Pricing Options and the Fixed Rate Pricing Options.

      "Prudential" means The Prudential Insurance Company of America.

      "Purchase Money Lien" means, with respect to the Borrower (or any other specified Person), any Lien on any real or immovable, personal or movable property purchased or leased by such Person (under purchase money security interests, mortgages, conditional sales, installment sales, Capitalized Leases, Synthetic Leases and any other title retention or deferred purchase devices, and whether given to the vendor, the lessor or to a lender) existing or created on the date on which such property is leased or acquired or within 60 days thereafter, and any renewal, extension or refunding of any such Lien in an amount not to exceed the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding.

      "RCRA" means the federal Resource Conservation and Recovery Act, 42 U.S.C.
section 690, et seq.

      "Reference Leverage Ratio" means, on any date, the ratio of (a) Consolidated Total Debt as of the end of the most recent period of four consecutive fiscal quarters for which financial statements have been furnished to the Lenders in accordance with Sections 6.4.1 and 6.4.2 prior to such date to
(b) Consolidated EBITDA for such period.

      "Register" is defined in Section 11.1.3.

      "Replacement Lender" is defined in Section 11.1.6.

      "Required Lenders" means, with respect to any approval, consent, modification, waiver or other action to be taken by the Agent or the Lenders under the Credit Documents which require action by the Required Lenders, such Lenders as own at least 75% of the Percentage Interests; provided, however, that with respect to any matters referred to in the proviso to Section 14.1, Required Lenders means such Lenders as own at least the respective portions of the Percentage Interests required by Section 14.1.

      "Revolving Loan" means, collectively, the Domestic Revolving Loan and the Canadian Revolving Loan.

      "Revolving Notes" is defined in Section 2.1.4.

      "SEC Reports" is defined in Section 7.15.

      "Securities Act" means the federal Securities Act of 1933.

      "Security Agreement" means the Canadian Security Agreement and the Domestic Security Agreement, collectively.

      "Senior Management Team" means each of Roger S. Marcus, Richard G. Marcus, William M. Marcus and Howard N. Feist III.

      "SPV" is defined in Section 11.3.

      "Subsidiary" means any Person of which the Borrower (or other specified Person) shall at the time, directly or indirectly through one or more of its Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, joint venture or similar interests or (c) be a general partner or joint venturer; provided that, at no time and for no purpose shall Congoleum or any of its subsidiaries be considered a Subsidiary.

      "Synthetic Lease" means a lease by the Company and its Subsidiaries that is treated as an operating lease under GAAP and as a loan or other financing for federal income tax purposes.

      "Synthetic Lease Obligations" means the aggregate amount of future rental payments under all Synthetic Leases discounted at a discount rate equal to the rate on Treasury bills of comparable maturity.

      "Tape Subsidiaries" means Ideal Tape Co., Inc., ABItalia, Inc. and American Biltrite Far East, Inc.

      "Tax" or "Taxes" is defined in Section 9.4.1.

      "Terminated Lender" is defined in Section 11.1.6.

      "Term Loan" is defined in Section 2.5.1.

      "Term Loan Funding Date" is defined in Section 5.1.1.

      "Term Note" is defined in Section 2.5.2.

      "Toronto Office" means the principal banking office of Bank of America Canada in Toronto, Ontario.

      "United States Funds" means such coin or currency of the United States of America as at the time shall be legal tender therein for the payment of public and private debts.

      "Unrestricted Subsidiaries" means (a) K&M and American Biltrite Canada Ltd., (b) each Subsidiary that is a Guarantor under the Guarantee Agreement, and
(c) Persons that are designated in writing as "Unrestricted Subsidiaries" after the date hereof by the Domestic Agent; provided, however, that Unrestricted Subsidiaries shall not include Janus Flooring Corporation or Congoleum.

      "Wholly Owned Subsidiary" means any Subsidiary of which all of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally (other than directors' qualifying shares and, in the case of Foreign Subsidiaries, shares required by Legal Requirements to be held by foreign nationals) is owned by the Company (or other specified Person) directly, or indirectly through one or more other Wholly Owned Subsidiaries.

2. The Credits.

      2.1. Domestic Revolving Credit.

            2.1.1. Domestic Revolving Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date the Domestic Lenders will, severally in accordance with their respective Commitments in the Domestic Revolving Loan, make loans to the Domestic Borrower in such amounts as may be requested by the Domestic Borrower in accordance with Section 2.1.3. The sum of the aggregate principal amount of loans made under this Section 2.1.1 at any one time outstanding plus the Letter of Credit Exposure shall in no event exceed the lesser of (a) the Borrowing Base or (b) Maximum Amount of Revolving Credit. In no event will the principal amount of loans at any one time outstanding made by any Domestic Lender pursuant to this Section 2.1, together with such Domestic Lender's Percentage Interest in the Domestic Letter of Credit Exposure, exceed such Domestic Lender's Commitment with respect to the Domestic Revolving Loan. For purposes of determining the maximum amount that may be borrowed at any particular time pursuant to this Section 2.1.1, any loans made or letters of credit issued pursuant to this Agreement denominated in Canadian dollars shall, solely for purposes of making such determination, be converted into United States dollars at the prevailing foreign exchange spot rate of the Domestic Agent on the date the applicable borrowing in Canadian dollars was made.

            2.1.2. Maximum Amount of Revolving Credit. The term "Maximum Amount of Revolving Credit" means $30,000,000 minus the amount outstanding under the Canadian Revolving Credit minus the Canadian Letter of Credit Exposure.

            2.1.3. Domestic Borrowing Requests. The Domestic Borrower may from time to time request a loan under Section 2.1.1 by providing to the Domestic Agent a notice, which may be by telephone if confirmed in writing. Such notice must be received by the Domestic Agent not later than noon (Boston time) on the Banking Day (second Banking Day preceding the requested Closing Date if any portion of such loan will be subject to a LIBOR Pricing Option) that is the requested Closing Date for such loan. The notice must specify (a) the amount of the requested loan, which shall be not less than $500,000 and an integral multiple of $100,000 and (b) the requested Closing Date therefor, which shall be a Banking Day. Upon receipt of such notice, the Domestic Agent will promptly inform each other Domestic Lender (by telephone or otherwise). Each such loan will be made at the Boston Office by depositing the amount thereof to the general account of the Domestic Borrower with the Domestic Agent. In connection with each such loan, the Domestic Borrower shall furnish to the Domestic Agent a certificate in substantially the form of Exhibit 5.2.1(a).

            2.1.4. Revolving Notes. The aggregate principal amount of the loans outstanding from time to time under this Section 2.1 is referred to as the "Domestic Revolving Loan". The Domestic Agent shall keep a record of the Domestic Revolving Loan and the respective interests of the Domestic Lenders therein as part of the Register, which shall evidence the Domestic Revolving Loan. The Domestic Revolving Loan shall be deemed owed to each Domestic Lender having a Commitment therein severally in accordance with such Domestic Lender's Percentage Interest therein, and all payments thereon shall be for the account of each Domestic Lender in accordance with its Percentage Interest therein. Upon written request of any Domestic Lender, the Domestic Borrower's obligations to pay such Domestic Lender's Percentage Interest in the Domestic Revolving Loan shall be further evidenced by a separate note of the Domestic Borrower in substantially the form of Exhibit 2.1.4 (each, a "Revolving Note"), payable to such Domestic Lender in accordance with such Domestic Lender's Percentage Interest in the Domestic Revolving Loan.

      2.2. Canadian Revolving Credit.

            2.2.1. Canadian Revolving Loan. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the Final Maturity Date the Canadian Lenders will, severally in accordance with their respective Commitments in the Canadian Revolving Loan, make loans to the Canadian Borrower in such amounts as may be requested by the Canadian Borrower in accordance with Section 2.2.3. The sum of the aggregate principal amount of loans made under this Section 2.2.1 at any one time outstanding plus the Canadian Letter of Credit Exposure shall in no event exceed the lesser of (a) the Canadian Borrowing Base or (b) Maximum Amount of Canadian Revolving Credit. In no event will the principal amount of loans at any one time outstanding made by any Canadian Lender pursuant to this Section 2.2, together with such Canadian Lender's Percentage Interest in the Canadian Letter of Credit Exposure, exceed such Canadian Lender's Commitment with respect to the Canadian Revolving Loan. At the Canadian Borrower's request, Canadian Revolving Loans may be made in either United States dollars or Canadian dollars, provided that for purposes of determining the maximum amount that may be borrowed at any particular time pursuant to this Section 2.2.1, any loans made or letters of credit issued pursuant to this Agreement denominated in Canadian dollars shall, solely for purposes of making such determination, be converted into United States dollars at the prevailing foreign exchange spot rate of the Domestic Agent on the date the applicable borrowing in Canadian dollars was made. Canadian Revolving Loans may be Base Rate Loans in Canadian Funds or United States Funds, or may be priced according to a LIBOR Pricing Option.

            2.2.2. Maximum Amount of Canadian Revolving Credit. The term "Maximum Amount of Canadian Revolving Credit" shall initially mean the lesser of (a) $12,000,000, and (b) an amount equal to $30,000,000 minus the Domestic Revolving Loans outstanding, and, if requested by the Borrower, can be adjusted up or down on a quarterly basis but shall never exceed $12,000,000.

            2.2.3. Canadian Borrowing Requests. The Canadian Borrower may from time to time request a loan under Section 2.2.1 by providing to the Canadian Agent a notice, which may be by telephone if confirmed in writing. Such notice must be received by the Canadian Agent not later than noon (Toronto time) on the Banking Day (second Banking Day preceding the Closing Date if any portion of such loan will be subject to a LIBOR Pricing Option) that is the requested Closing Date for such loan. The notice must specify (a) the amount of the requested loan, which shall be not less than $500,000 and an integral multiple of $100,000 and (b) the requested Closing Date therefor, which shall be a Banking Day. Upon receipt of such notice, the Canadian Agent will promptly inform each other Canadian Lender (by telephone or otherwise). Each such loan will be made at the Toronto Office by depositing the amount thereof to the general account of the Canadian Borrower with the Canadian Agent, or as designated by the Canadian Borrower. In connection with each such loan, the Canadian Borrower shall furnish to the Canadian Agent a certificate in substantially the form of Exhibit 5.2.1(b).

            2.2.4. Register of Canadian Revolving Loans. The aggregate principal amount of the loans outstanding from time to time under this Section 2.2 is referred to as the "Canadian Revolving Loan". The Domestic Agent shall keep a record of the Canadian Revolving Loan and the respective interests of the Canadian Lenders therein as part of the Register, which shall evidence the Canadian Revolving Loan. The Canadian Revolving Loan shall be deemed owed to each Canadian Lender having a Commitment therein severally in accordance with such Canadian Lender's Percentage Interest therein, and all payments thereon shall be for the account of each Canadian Lender in accordance with its Percentage Interest therein. Each Canadian Lender shall keep in its books, accounts for the Canadian Revolving Loan and other amounts payable by any Canadian Borrower under this Agreement. Each Canadian Lender shall keep appropriate registers showing the amount of the indebtedness of each Canadian Borrower in respect of the Canadian Revolving Loan and showing each payment or repayment of principal and interest made in respect of such indebtedness. Such registers shall, absent manifest error, constitute conclusive evidence of their content against the Canadian Borrower; provided that the obligation of the Canadian Borrower to pay or repay any indebtedness and liability owing by it in accordance with the terms and conditions of this Agreement and the Credit Documents shall not be affected by the failure of any Canadian Lender to keep such registers. Such registers shall be available for inspection by the Canadian Borrower at any reasonable time and from time to time upon reasonable prior notice.

      2.3. Domestic Letters of Credit.

            2.3.1. Issuance of Domestic Letters of Credit. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the date five Banking Days preceding the Final Maturity Date, the Domestic Letter of Credit Issuer will issue for the account of the Domestic Borrower one or more irrevocable documentary or standby letters of credit (the "Domestic Letters of Credit"). The sum of Domestic Letter of Credit Exposure plus the Revolving Loan plus the Canadian Letter of Credit Exposure plus the Canadian Revolving Loan shall in no event exceed the Maximum Amount of Revolving Credit. Domestic Letter of Credit Exposure shall in no event exceed $5,000,000 and Letter of Credit Exposure attributable to the sum of standby Domestic Letters of Credit shall not exceed $5,000,000.

            2.3.2. Requests for Letters of Credit. The Domestic Borrower may from time to time request a Domestic Letter of Credit to be issued by providing to the Domestic Letter of Credit Issuer a notice which is actually received by the Domestic Agent not less than five Banking Days (for standby Domestic Letters of Credit) and one Banking Day (for documentary Domestic Letters of Credit) prior to the requested Closing Date for such Domestic Letter of Credit specifying (a) the amount of the requested Domestic Letter of Credit, (b) the beneficiary thereof, (c) the requested Closing Date and (d) a summary of the principal terms of the text for such Domestic Letter of Credit, together with the customary application form required by the Domestic Letter of Credit Issuer. The standby Domestic Letters of Credit may include a provision providing that the maturity date will be automatically extended each year for an additional year unless the Domestic Letter of Credit Issuer or the Domestic Agent gives written notice to the contrary. In the event of any inconsistency between such application form and this Agreement, this Agreement shall govern. Each Domestic Letter of Credit will be issued by forwarding it to the beneficiary as directed in writing by the Domestic Borrower. In connection with the issuance of any Domestic Letter of Credit, the Domestic Borrower shall furnish to the Domestic Letter of Credit Issuer (and the Domestic Agent if the Domestic Letter of Credit Issuer is not the Domestic Agent) a certificate in substantially the form of Exhibit 5.2.1(a).

            2.3.3. Form and Expiration of Domestic Letters of Credit. Each Domestic Letter of Credit and each draft accepted or paid under a Domestic Letter of Credit shall be issued, accepted or paid, as the case may be, by the Domestic Letter of Credit Issuer at its principal office. No Domestic

      Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the earlier of (a) except for certain standby Domestic Letters of Credit as noted in
      Section 2.3.2, the date 12 months after the date of issuance (which expiration date may be extended at the option of the Domestic Letter of Credit Issuer for additional 12-month periods ending prior to the date referred to in clause (b) below) or (b) five Banking Days prior to the Final Maturity Date. Each Domestic Letter of Credit and each draft accepted under a Domestic Letter of Credit shall be in such form and minimum amount, and shall contain such terms, as the Domestic Letter of Credit Issuer and the Domestic Borrower may agree upon at the time such Domestic Letter of Credit is issued.

            2.3.4. Domestic Lenders' Participation in Domestic Letters of Credit. Upon the issuance of any Domestic Letter of Credit, a participation therein, in an amount equal to each Domestic Lender's Percentage Interest in the Domestic Revolving Loan, shall automatically be deemed granted by the Domestic Letter of Credit Issuer to each such Domestic Lender on the date of such issuance and such Domestic Lenders shall automatically be obligated, as set forth in Section 10.5, to reimburse the Domestic Letter of Credit Issuer to the extent of their respective Percentage Interests in the Domestic Revolving Loan for all obligations incurred by the Domestic Letter of Credit Issuer to third parties in respect of such Domestic Letter of Credit not reimbursed by the Domestic Borrower. The Domestic Letter of Credit Issuer will send to each Domestic Lender (and the Domestic Agent if the Domestic Letter of Credit Issuer is not the Domestic Agent) a confirmation regarding the participations in Domestic Letters of Credit outstanding during such month.

            2.3.5. Reimbursement of Payment. At such time as a Domestic Letter of Credit Issuer makes any payment on a draft presented or accepted under a Domestic Letter of Credit, the amount of such payment shall be considered a loan under Section 2.1.1 (regardless of whether the conditions set forth in Section 5.2 are satisfied) and part of the Domestic Revolving Loan as if the Domestic Borrower had paid in full the amount required with respect to the Domestic Letter of Credit by borrowing such amount under Section 2.1.1, except as provided below. In the event such amount would cause the Domestic Revolving Loan to exceed the Maximum Amount of Revolving Credit or if during the existence of an Event of Default the Domestic Agent provides written notice to the Domestic Borrower that Domestic Letter of Credit payments will no longer be considered loans under Section 2.1.1, the Domestic Borrower will on demand pay to the Domestic Agent in immediately available funds the amount of such payment.

            2.3.6. Subrogation. Upon any payment by a Domestic Letter of Credit Issuer under any Domestic Letter of Credit and until the reimbursement of such Domestic Letter of Credit Issuer by the Domestic Borrower with respect to such payment (whether by cash payment or refinancing with proceeds of the Domestic Revolving Loan), the Domestic Letter of Credit Issuer shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Domestic Borrower, all for the benefit of the Domestic Lenders. The Domestic Borrower will take such action as the Domestic Letter of Credit Issuer may reasonably request, including requiring the beneficiary of any Domestic Letter of Credit to execute such documents as the Domestic Letter of Credit Issuer may reasonably request, to assure and confirm to the Domestic Letter of Credit Issuer such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor of the Domestic Borrower.

            2.3.7. Modification, Consent, etc. If the Domestic Borrower requests or consents in writing to any modification or extension of any Domestic Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Domestic Letter of Credit, the Domestic Letter of Credit Issuer shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Domestic Borrower with respect to such Domestic Letter of Credit as so modified or extended, and with respect to any action taken or omitted by such Domestic Letter of Credit Issuer pursuant to any such request, consent or waiver.

      2.4. Canadian Letters of Credit.

            2.4.1. Issuance of Canadian Letters of Credit. Subject to all the terms and conditions of this Agreement and so long as no Default exists, from time to time on and after the Initial Closing Date and prior to the date five Banking Days preceding the Final Maturity Date, the Canadian Letter of Credit Issuer will issue for the account of the Canadian Borrower one or more irrevocable documentary or standby letters of credit (the "Canadian Letters of Credit"). The sum of Canadian Letter of Credit Exposure plus the Canadian Revolving Loan shall in no event exceed the Maximum Amount of Canadian Revolving Credit. Canadian Letter of Credit Exposure shall in no event exceed $1,000,000. At the request of the Canadian Borrower, Canadian Letters of Credit may be issued in either United States dollars or Canadian dollars, provided that for purposes of determining the amount of Canadian Letter of Credit Exposure, any outstanding Canadian Letters of Credit denominated in Canadian dollars shall, solely for purposes of making such determination, be converted into United States dollars at the prevailing foreign exchange spot rate of the Canadian Agent on the date the applicable Canadian Letter of Credit was issued.

            2.4.2. Requests for Letters of Credit. The Canadian Borrower may from time to time request a Canadian Letter of Credit to be issued by providing to the Canadian Letter of Credit Issuer a notice which is actually received by the Canadian Agent not less than five Banking Days (for standby Canadian Letters of Credit) and two Banking Days (for documentary Canadian Letters of Credit) prior to the requested Closing Date for such Canadian Letter of Credit specifying (a) the amount of the requested Canadian Letter of Credit, (b) the beneficiary thereof, (c) the requested Closing Date and (d) a summary of the principal terms of the text for such Canadian Letter of Credit, together with the customary application form required by the Canadian Letter of Credit Issuer. The standby Canadian Letters of Credit may include a provision providing that the maturity date will be automatically extended each year for an additional year unless the Canadian Letter of Credit Issuer or the Canadian Agent gives written notice to the contrary. In the event of any inconsistency between such application form and this Agreement, this Agreement shall govern. Each Canadian Letter of Credit will be issued by forwarding it to the beneficiary as directed in writing by the Canadian Borrower. In connection with the issuance of any Canadian Letter of Credit, the Canadian Borrower shall furnish to the Canadian Letter of Credit Issuer and the Agent a certificate in substantially the form of
      Exhibit 5.2.1(b).

            2.4.3. Form and Expiration of Canadian Letters of Credit. Each Canadian Letter of Credit and each draft accepted or paid under a Canadian Letter of Credit shall be issued, accepted or paid, as the case may be, by the Canadian Letter of Credit Issuer at its principal office. No Canadian Letter of Credit shall provide for the payment of drafts drawn thereunder, and no draft shall be payable, at a date which is later than the earlier of (a) except for certain standby Canadian Letters of Credit as noted in
      Section 2.4.2, the date 12 months after the date of issuance (which expiration date may be extended at the option of the Canadian Letter of Credit Issuer for additional 12-month periods ending prior to the date referred to in clause (b) below) or (b) five Banking Days prior to the Final Maturity Date. Each Canadian Letter of Credit and each draft accepted under a Canadian Letter of Credit shall be in such form and minimum amount, and shall contain such terms, as the Canadian Letter of Credit Issuer and the Canadian Borrower may agree upon at the time such Canadian Letter of Credit is issued.

            2.4.4. Canadian Lenders' Participation in Canadian Letters of Credit. Upon the issuance of any Canadian Letter of Credit, a participation therein, in an amount equal to each Canadian Lender's Percentage Interest in the Canadian Revolving Loan, shall automatically be deemed granted by the Canadian Letter of Credit Issuer to each such Canadian Lender on the date of such issuance and such Canadian Lenders shall automatically be obligated, as set forth in Section 10.5, to reimburse the Canadian Letter of Credit Issuer to the extent of their respective Percentage Interests in the Canadian Revolving Loan for all obligations incurred by the Canadian Letter of Credit Issuer to third parties in respect of such Canadian Letter of Credit not reimbursed by the Canadian Borrower. The Canadian Letter of Credit Issuer will send to each Canadian Lender and the Canadian Agent a confirmation regarding the participations in Canadian Letters of Credit outstanding during such month.

            2.4.5. Reimbursement of Payment. At such time as a Canadian Letter of Credit Issuer makes any payment on a draft presented or accepted under a Canadian Letter of Credit, the amount of such payment shall be considered a loan under Section 2.2.1 (regardless of whether the conditions set forth in Section 5.2 are satisfied) and part of the Canadian Revolving Loan as if the Canadian Borrower had paid in full the amount required with respect to the Canadian Letter of Credit by borrowing such amount under Section 2.2.1, except as provided below. In the event such amount would cause the Canadian Revolving Loan to exceed the Maximum Amount of Canadian Revolving Credit or if during the existence of an Event of Default the Canadian Agent provides written notice to the Canadian Borrower that Canadian Letter of Credit payments will no longer be considered loans under Section 2.2.1, the Canadian Borrower will on demand pay to the Canadian Agent in immediately available funds the amount of such payment.

            2.4.6. Subrogation. Upon any payment by a Canadian Letter of Credit Issuer under any Canadian Letter of Credit and until the reimbursement of such Canadian Letter of Credit Issuer by the Canadian Borrower with respect to such payment (whether by cash payment or refinancing with proceeds of the Canadian Revolving Loan), the Canadian Letter of Credit Issuer shall be entitled to be subrogated to, and to acquire and retain, the rights which the Person to whom such payment is made may have against the Canadian Borrower, all for the benefit of the Canadian Lenders. The Canadian Borrower will take such action as the Canadian Letter of Credit Issuer may reasonably request, including requiring the beneficiary of any Canadian Letter of Credit to execute such documents as the Canadian Letter of Credit Issuer may reasonably request, to assure and confirm to the Canadian Letter of Credit Issuer such subrogation and such rights, including the rights, if any, of the beneficiary to whom such payment is made in accounts receivable, inventory and other properties and assets of any Obligor of the Canadian Borrower.

            2.4.7. Modification, Consent, etc. If the Canadian Borrower requests or consents in writing to any modification or extension of any Canadian Letter of Credit, or waives any failure of any draft, certificate or other document to comply with the terms of such Canadian Letter of Credit, the Canadian Letter of Credit Issuer shall be entitled to rely on such request, consent or waiver. This Agreement shall be binding upon the Canadian Borrower with respect to such Canadian Letter of Credit as so modified or extended, and with respect to any action taken or omitted by such Canadian Letter of Credit Issuer pursuant to any such request, consent or waiver.

      2.5. Term Credit.

            2.5.1. Term Loan. Subject to all the terms and conditions of this Agreement, on the Initial Closing Date the Domestic Lenders will, in accordance with their respective Percentage Interests therein, severally lend to the Domestic Borrower as a term loan, an aggregate amount of $10,000,000. The aggregate principal amount of the loans made pursuant to this Section 2.5 at any one time outstanding is referred to as the "Term Loan."

            2.5.2. Term Notes. The Term Loan shall be made at the Boston Office by crediting the amount of such loan to the general account of the Domestic Borrower with the Domestic Agent. The Domestic Agent shall keep a record of the Term Loan and the respective interests of the Lenders therein as part of the Register, which shall evidence the Term Loan. The Term Loan shall be deemed owed to each Domestic Lender severally in accordance with such Domestic Lender's Percentage Interest therein, and all payments thereon shall be for the account of each Domestic Lender in accordance with its Percentage Interest therein. Upon written request of any Domestic Lender, the Domestic Borrower's obligations to pay such Domestic Lender's Percentage Interest in the Term Loan shall be further evidenced by a separate note of the Domestic Borrower in substantially the form of Exhibit 2.5.2 (each, a "Term Note"), payable to such Domestic Lender in accordance with such Domestic Lender's Percentage Interest in the Term Loan.

      2.6. Application of Proceeds.

            2.6.1. Domestic Revolving Loan. Subject to Section 2.6.6, the Domestic Borrower will apply the proceeds of the Domestic Revolving Loan for working capital and other lawful corporate purposes of the Company and its Subsidiaries.

            2.6.2. Canadian Revolving Loan. Subject to Section 2.6.6, the Canadian Borrower will apply the proceeds of the Canadian Revolving Loan for working capital and other lawful corporate purposes of the Canadian Borrower and its Subsidiaries.

            2.6.3. Letters of Credit. Domestic Letters of Credit shall be issued only for such lawful corporate purposes as the Domestic Borrower has requested in writing and to which the Domestic Letter of Credit Issuer agrees.

            2.6.4. Canadian Letters of Credit. Canadian Letters of Credit shall be issued only for such lawful corporate purposes as the Canadian Borrower has requested in writing and to which the Canadian Letter of Credit Issuer agrees.

            2.6.5. Term Loan. The Domestic Borrower will apply the proceeds of the Term Loan only to (a) pay off the Domestic Borrower's existing outstanding notes issued under the Note Purchase Agreement, together with any accrued interest thereon, Yield Maintenance Amount (as defined in the Note Purchase Agreement) and fees and expenses incurred by the Company in connection therewith, it being understood that the Agent and the Lenders have consented to the foregoing payoff, and (b) operations of the Domestic Borrower.

            2.6.6. Specifically Prohibited Applications. The Domestic Borrower will not, directly or indirectly, apply any part of the proceeds of any extension of credit made pursuant to the Credit Documents to purchase or to carry Margin Stock or to any transaction prohibited by the Credit Documents or by Legal Requirements applicable to the Lenders and known by the Borrower.

3. Interest; Pricing Options; Fees.

      3.1. Interest. The Term Loan, Domestic Revolving Loan and Canadian Revolving Loan shall each accrue and bear interest at a rate per annum which shall at all times equal the Applicable Rate. Prior to any stated or accelerated maturity of the Term Loan, Domestic Revolving Loan or the Canadian Revolving Loan, the Domestic Borrower or the Canadian Borrower, as the case may be, will, on each Payment Date, pay the accrued and unpaid interest on the portion of the Term Loan, Domestic Revolving Loan or Canadian Revolving Loan which was not subject to a Pricing Option. On the last day of each Interest Period or on any earlier termination of any Pricing Option, the Domestic Borrower or the Canadian Borrower, as the case may be, will pay the accrued and unpaid interest on the portion of the Term Loan, Domestic Revolving Loan or the Canadian Revolving Loan which was subject to the Pricing Option which expired or terminated on such date. In the case of any Interest Period longer than three months, the Domestic Borrower or the Canadian Borrower, as the case may be, will also pay the accrued and unpaid interest on the portion of the Term Loan, Domestic Revolving Loan or the Canadian Revolving Loan subject to the Pricing Option having such Interest Period at three-month intervals, the first such payment to be made on the last Banking Day of the three-month period which begins on the first day of such

Interest Period. On the stated or any accelerated maturity of the Term Loan, Domestic Revolving Loan or the Canadian Revolving Loan, the Domestic Borrower or the Canadian Borrower, as the case may be, will pay all accrued and unpaid interest on the Term Loan, Domestic Revolving Loan or the Canadian Revolving Loan, including any accrued and unpaid interest on any portion of the Term Loan, Domestic Revolving Loan or the Canadian Revolving Loan which is subject to a Pricing Option. Upon the occurrence and during the continuance of an Event of Default, the Domestic Lenders or the Canadian Lenders, as the case may be, may require accrued interest to be payable on demand or at regular intervals more frequent than each Payment Date. All payments of interest hereunder shall be made to the Domestic Agent for the account of each Domestic Lender or to the Canadian Agent for the account of each Canadian Lender, as the case may be, in accordance with such Domestic Lender or such Canadian Lender's Percentage Interest therein.

      3.2. LIBOR Pricing Options.

            3.2.1. Election of LIBOR Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, the Domestic Borrower or the Canadian Borrower, as the case may be, may from time to time, by irrevocable notice to the Domestic Agent or the Canadian Agent, as the case may be, actually received by noon (Boston time or Toronto time, as the case may be) not less than three Banking Days prior to the commencement of the LIBOR Interest Period selected in such notice, elect to have such portion of the Loan as the Domestic Borrower or the Canadian Borrower, as the case may be, may specify in such notice accrue and bear interest during the LIBOR Interest Period so selected at the Applicable Rate computed on the basis of the applicable LIBOR Rate. In the event the Domestic Borrower or the Canadian Borrower, as the case may be, at any time does not elect a LIBOR Pricing Option under this Section 3.2.1 or a Fixed Rate Pricing Option under Section 3.3.1 for any portion of the Loan (upon termination of a LIBOR Pricing Option or otherwise), then such portion of the Loan will accrue and bear interest at the Applicable Rate based on the appropriate Base Rate. No election of a LIBOR Pricing Option shall become effective:

                  (a) if, prior to the commencement of any such LIBOR Interest
            Period, the Domestic Agent or the Canadian Agent, as applicable, reasonably determines that (i) the electing or granting of the LIBOR Pricing Option in question would violate a Legal Requirement, (ii) eurodollar deposits in an amount comparable to the amount of the Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the proposed LIBOR Interest Period are not readily available in the inter-bank eurodollar market, or (iii) by reason of circumstances affecting the inter-bank eurodollar market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period; or

                  (b) if the Required Lenders shall have advised the Domestic
            Agent or the Canadian Agent, as applicable, by telephone or otherwise at or prior to noon (Boston time) on the second Banking Day prior to the commencement of such proposed LIBOR Interest Period (and shall have subsequently confirmed in writing) that, after reasonable efforts to determine the availability of such eurodollar deposits, the Required Lenders reasonably anticipate that eurodollar deposits in an amount equal to the Percentage Interest of the Required Lenders in the portion of the Loan as to which such LIBOR Pricing Option has been elected and which have a term corresponding to the LIBOR Interest Period in question will not be offered in the eurodollar market to the Required Lenders at a rate of interest that does not exceed the anticipated LIBOR Basic Rate.

            3.2.2. Notice to Lenders and Borrower. The Domestic Agent or Canadian Agent will promptly inform each Domestic Lender or Canadian Lender, as the case may be, (by telephone or otherwise) of each notice received by it from the Domestic Borrower or the Canadian Borrower pursuant to Section 3.2.1 and of the LIBOR Interest Period specified in such notice. Upon determination by the Domestic Agent or the Canadian Agent, as the case may be, of the applicable LIBOR Rate for such LIBOR Interest Period or in the event such election shall not become effective, the Domestic Agent or the Canadian Agent will promptly notify the applicable Borrower and each Domestic Lender or Canadian Lender, as the case may be, (by telephone or otherwise) of the LIBOR Rate so determined or why such election did not become effective, as the case may be.

            3.2.3. Selection of LIBOR Interest Periods. LIBOR Interest Periods shall be selected so that:

                  (a) the minimum portion of the Loan subject to any LIBOR
            Pricing Option shall be $500,000 and an integral multiple of $100,000;

                  (b) no more than 15 LIBOR Pricing Options shall be outstanding at any one time; and

                  (c) no LIBOR Interest Period shall expire later than the Final
            Maturity Date.

            3.2.4. Additional Interest. If any portion of the Loan subject to a LIBOR Pricing Option is repaid, or any LIBOR Pricing Option is terminated for any reason (including acceleration of maturity), on a date which is prior to the last Banking Day of the LIBOR Interest Period applicable to such LIBOR Pricing Option, the Domestic Borrower will pay to the Domestic Agent or the Canadian Borrower will pay to the Canadian Agent, as the case may be, for the account of each Domestic Lender or Canadian Lender, as the case may be, in accordance with such Lender's Percentage Interest, in addition to any amounts of interest otherwise payable hereunder, an amount equal to the losses (including lost profits) incurred by such Lender as a result of such early prepayment or termination. The determination by the Domestic Agent or Canadian Agent, as the case may be, of such amount of such losses shall, in the absence of manifest error, be conclusive. For purposes of this Section 3.2.4, if any portion of the Loan which was to have been subject to a LIBOR Pricing Option is not outstanding on the first day of the LIBOR Interest Period applicable to such LIBOR Pricing Option other than for reasons described in Section 3.2.1 or as a result of the failure of any Lender to perform its obligations under Section 2, the applicable Borrower shall be deemed to have terminated such LIBOR Pricing Option.

            3.2.5. Violation of Legal Requirements. If any mandatory Legal Requirement shall prevent any Lender from funding or maintaining through the purchase of deposits in the interbank Eurodollar market any portion of the Loan subject to a LIBOR Pricing Option or otherwise from giving effect to such Lender's obligations as contemplated by Section 3.2, (a) the Domestic Agent or Canadian Agent may by notice to the applicable Borrower terminate all of the affected LIBOR Pricing Options of such Lender, (b) the portion of the Loan subject to such terminated LIBOR Pricing Options shall immediately bear interest thereafter at the Applicable Rate computed on the basis of the Base Rate and (c) the Domestic Borrower or the Canadian Borrower, as the case may be, shall make any payment required by
      Section 3.2.4.

            3.2.6. Funding Procedure. The Lenders may fund any portion of the Loan subject to a LIBOR Pricing Option out of any funds available to the Lenders. Regardless of the source of the funds actually used by any of the Lenders to fund any portion of the Loan subject to a LIBOR Pricing Option, however, all amounts payable hereunder, including the interest rate applicable to any such portion of the Loan and the amounts payable under
      Section 3.3.4, shall be computed as if each Lender had actually funded such Lender's Percentage Interest in such portion of the Loan through the purchase of deposits in such amount of the type by which the LIBOR Basic Rate was determined with a maturity the same as the applicable LIBOR Interest Period relating thereto and through the transfer of such deposits from an office of the Lender having the same location as the applicable LIBOR Office to one of such Lender's offices in the United States of America or Canada, as applicable.

      3.3. Fixed Rate Pricing Options.

            3.3.1. Election of Fixed Rate Pricing Options. Subject to all of the terms and conditions hereof and so long as no Default exists, if the Domestic Agent decides in its sole discretion to make such Fixed Rate Pricing Options available, then the Domestic Borrower may from time to time, by irrevocable notice to the Domestic Agent actually received by noon (Boston time) on the Banking Day on which such Fixed Rate Interest Period selected in such notice is to commence, elect to have such portion of the Loan as the Domestic Borrower may specify in such notice accrue and bear interest during the Fixed Rate Interest Period so selected at the Applicable Rate computed on the basis of the Fixed Rate. In the event the Domestic Borrower at any time does not elect a Fixed Rate Pricing Option under this Section 3.3.1 or a LIBOR Pricing Option under Section 3.2.1 for any portion of the Loan, then such portion of the Loan will accrue and bear interest at the Applicable Rate based on the Base Rate.

      3.4. Unused Line Fees. In consideration of the Lenders' commitments to make the extensions of credit provided for in Section 2.1, while such commitments are outstanding, the Domestic Borrower or the Canadian Borrower will pay to the Domestic Agent or the Canadian Agent, as the case may be, for the account of the Domestic Lenders or the Canadian Lenders in accordance with such Lenders' respective Commitments in the Revolving Loan, on each Payment Date, an amount equal to the percentage in the table below set opposite the Reference Leverage Ratio for such date computed at a rate per annum on the amount by which
(a) the daily Maximum Amount of Revolving Credit during the three-month period or portion thereof ending on such Payment Date exceeded (b) the sum of (i) the daily Revolving Loan during such period or portion thereof plus (ii) the daily Letter of Credit Exposure during such period or portion thereof.

--------------------------------------------------------------------------
      Reference Leverage Ratio                 Unused Line Fee
--------------------------------------------------------------------------
               > 300%                               0.625%
               -
--------------------------------------------------------------------------
           > 250% < 300%                            0.50%
           -
--------------------------------------------------------------------------
           > 200% < 250%                            0.375%
           -
--------------------------------------------------------------------------
           > 100% < 200%                            0.25%
           -
--------------------------------------------------------------------------
               < 100%                               0.125%
--------------------------------------------------------------------------

      3.5. Letter of Credit Fees. The Domestic Borrower or the Canadian Borrower will pay to the Domestic Agent or the Canadian Agent, as the case may be, for the account of the Domestic Lenders or the Canadian Lenders, in accordance with such Lenders' respective Percentage Interests, on each Payment Date, a Letter of Credit fee equal to daily interest at a rate per annum equal to the Applicable Margin indicated for the LIBOR Rate on the daily Letter of Credit Exposure during the three-month period or portion thereof ending on such Payment Date. The Domestic Borrower or the Canadian Borrower, as the case may be, will pay to each of the Domestic Letter of Credit Issuer and the Canadian Letter of Credit Issuer customary service charges and expenses for its services in connection with the Domestic Letters of Credit and the Canadian Letters of Credit, respectively, at the times and in the amounts from time to time in effect in accordance with its general rate structure, including fees and expenses relating to issuance, amendment, negotiation, cancellation and similar operations.

            3.5.1. Capital Adequacy. If any Lender shall reasonably determine that compliance by such Lender with any Legal Requirement regarding capital adequacy of banks or bank holding companies has or would have the effect of reducing the rate of return on the capital of such Lender and its Affiliates as a consequence of such Lender's commitment to make the extensions of credit contemplated hereby, or such Lender's maintenance of the extensions of credit contemplated hereby, to a level below that which such Lender could have achieved but for such compliance (taking into consideration the policies of such Lender and its Affiliates with respect to capital adequacy immediately before such compliance and assuming that the capital of such Lender and its Affiliates was fully utilized prior to such compliance) by an amount reasonably deemed by such Lender to be material, then such Lender may claim compensation from the Domestic Borrower or the Canadian Borrower, as applicable, under Section 3.5.3.

            3.5.2. Regulatory Changes. Subject to the provisions of Section 9.4, if any Lender shall determine that (a) any change in any Legal Requirement (including any new Legal Requirement) after the date hereof shall directly or indirectly (i) reduce the amount of any sum received or receivable by such Lender with respect to the Loan or the Letters of Credit or the return to be earned by such Lender on the Loan or the Letters of Credit,
      (ii) impose a cost on such Lender or any Affiliate of such Lender that is attributable to the making or maintaining of, or such Lender's commitment to make, its portion of the Loan or the Letters of Credit, or (iii) require such Lender or any Affiliate of such Lender to make any payment on, or calculated by reference to, the gross amount of any amount received by such Lender under any Credit Document (other than Excluded Taxes), and
      (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the Applicable Rate or the Letter of Credit fees, then such Lender may claim compensation from the Domestic Borrower or the Canadian Borrower, as applicable, under Section 3.5.3.

            3.5.3. Compensation Claims. Within 15 days after the receipt by the Domestic Borrower or the Canadian Borrower, as applicable, of a certificate from any Lender setting forth why it is claiming compensation under this Section 3.5 and computations (in reasonable detail) of the amount thereof, such Borrower shall pay to such Lender such additional amounts as such Lender sets forth in such certificate as sufficient fully to compensate it on account of the foregoing provisions of this Section 3.5, together with interest on such amount from the 15th day after receipt of such certificate until payment in full thereof at the Overdue Reimbursement Rate. The determination by such Lender of the amount to be paid to it and the basis for computation thereof hereunder shall be conclusive so long as (a) such determination is made in good faith, (b) no manifest error appears therein and (c) the Lender uses reasonable averaging and attribution methods.

      3.6. Computations of Interest and Fees. For purposes of this Agreement, interest, commitment fees and Letter of Credit fees (and any other amount expressed as interest or such fees) with respect to the Credit Obligations of the Domestic Borrower shall be computed on the basis of (a) with respect to the Domestic Borrower, a 360-day year for actual days elapsed, or (b) with respect to the Canadian Borrower, (i) for portions of the Canadian Revolving Loan bearing interest at the Canadian Prime Rate, a 365-day year for actual days elapsed (or a 366-day year in the case of a leap year), or (ii) for portions of the Canadian Revolving Loan bearing interest at LIBOR Basic Rate, a 360-day year for actual days elapsed; provided, however, that interest on any portion of the Term Loan or Domestic Revolving Loan calculated with respect to the Base Rate shall be computed on the basis of a 360-day year, and interest on any portion of the Canadian Revolving Loan calculated with respect to the Base Rate shall be computed on the basis of a 365-day year (or a 366-day year in the case of a leap year). If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall, except as otherwise provided in the definition of "LIBOR Interest Period", be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate. Each rate of interest which is calculated with reference to a period (the "Deemed Interest Period") that is less than the actual number of days in the calendar year of calculation is, for the purposes of the Interest Act (Canada), equivalent to a rate based on a calendar year calculated by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing by the number of days in the Deemed Interest Period.

      3.7. Maximum Lawful Interest Rate. All Credit Documents are expressly limited so that in no event, including the acceleration of the maturity of the Credit Obligations, shall the amount paid or agreed to be paid in respect of interest on the Credit Obligations (or fees or other amounts deemed payment for the use of funds) exceed the maximum permissible amount under applicable law, as in effect on the date hereof and as subsequently amended or modified to allow a greater amount of interest (or fees or other amounts deemed payment for the use of funds) to be paid under the Credit Documents. If for any reason the amount in respect of interest (or fees or other amounts deemed payment for the use of funds) required by the Credit Documents exceeds such maximum permissible amount, the obligation to pay interest under the Credit Documents (or fees or other amounts deemed payment for the use of funds) shall be automatically reduced to such maximum permissible amount and any amounts in respect of interest (or fees or other amounts deemed payment for the use of funds) previously paid to the Lenders in excess of such maximum permissible amount shall be automatically applied to reduce the amount of the Loans and Letter of Credit Exposure.

4. Payment.

      4.1. Payment at Maturity. On the Final Maturity Date or any accelerated maturity of the Domestic Revolving Loan, the Domestic Borrower will pay to the Domestic Agent an amount equal to the Domestic Revolving Loan then due, together with all accrued and unpaid interest and fees with respect thereto and all other Credit Obligations (other than Credit Obligations relating to the Canadian Borrower) then outstanding. On the Final Maturity Date or any accelerated maturity of the Canadian Revolving Loan, the Canadian Borrower will pay to the Canadian Agent an amount equal to the Canadian Revolving Loan then due, together with all accrued and unpaid interest and fees with respect thereto and all other Credit Obligations (other than Credit Obligations relating to the Domestic Borrower) then outstanding. For Canadian Revolving Loans, payments of all Credit Obligations related thereto must be received by 2:00 p.m. Toronto time in immediately available funds on the date specified.

      4.2. Scheduled Required Prepayments. On each Payment Date set forth below, the Domestic Borrower will pay to the Domestic Agent as a prepayment of the Term Loan the lesser of (a) the amount set forth below for such date or (b) the amount of the Term Loan then outstanding:

--------------------------------------------------------------------------
            Payment Date                            Amount
--------------------------------------------------------------------------
 December 31, 2006 and each fiscal      $500,000 plus interest at the
    quarter thereafter up to and      Applicable Rate on the outstanding
including the fiscal quarter ending                balance
         September 30, 2011                    of the Term Loan
--------------------------------------------------------------------------

      4.3. Voluntary Prepayments. The Borrower may from time to time prepay all or any portion of the Loan (in a minimum amount of $500,000 and an integral multiple of $100,000, or such lesser amount as is then outstanding), without premium or penalty of any type (except as provided in Section 3.2.4 with respect to the early termination of LIBOR Pricing Options). The Borrower shall give the Domestic Agent or the Canadian Agent, as applicable, at least one Banking Day prior notice of its intention to prepay the Term Loan, Domestic Revolving Loan or the Canadian Revolving Loan under this Section 4.3, specifying the date of payment and the total amount of the Term Loan, Domestic Revolving Loan or the Canadian Revolving Loan to be paid on such date.

      4.4. Letters of Credit. If on the Final Maturity Date or any accelerated maturity of the Credit Obligations the Domestic Lenders shall be obligated in respect of a Domestic Letter of Credit or a draft accepted under a Domestic Letter of Credit, or the Canadian Lenders shall be obligated in respect of a Canadian Letter of Credit or a draft accepted under a Canadian Letter of Credit, the Domestic Borrower or the Canadian Borrower, as the case may be, will either:

                  (a) prepay such obligation by depositing cash with the
            Domestic Agent or the Canadian Agent, as the case may be, or

                  (b) deliver to the Domestic Agent or the Canadian Agent, as the case may be, a standby letter of credit (designating the Domestic Letter of Credit Issuer and/or the Canadian Letter of Credit Issuer, as appropriate, as beneficiary and issued by a bank and on terms reasonably acceptable to the Domestic Letter of Credit Issuer and/or Canadian Letter of Credit Issuer, as appropriate), in each case in an amount equal to the portion of the then Letter of Credit Exposure issued for the account of the Domestic Borrower or the Canadian Borrower, as the case may be.

      4.5. Reborrowing; Application of Payments, etc.

            4.5.1. Reborrowing. The amounts of the Domestic Revolving Loan or the Canadian Revolving Loan prepaid pursuant to Section 4.3 may be reborrowed from time to time prior to the Final Maturity Date in accordance with Sections 2.1 and 2.2, subject to the limits set forth therein.

            4.5.2. Payment with Accrued Interest, etc. Upon all prepayments of the Revolving Loan at a time when the Revolving Loan Commitments have been terminated, the Domestic Borrower shall pay to the Domestic Agent together with the principal amount of the Domestic Revolving Loan to be prepaid, unpaid interest in respect thereof accrued to the date of prepayment, and the Canadian Borrower shall pay to the Canadian Agent, together with the principal amount of the Canadian Revolving Loan to be prepaid, unpaid interest in respect thereof accrued to the date of prepayment.

            4.5.3. Payments for Lenders. All payments of principal hereunder shall be made to the Domestic Agent or the Canadian Agent, as the case may be, for the account of the Domestic Lenders or the Canadian Lenders in accordance with such Lenders' respective Percentage Interests in the Credit Obligations so repaid. For Canadian Revolving Loans, payments of all Credit Obligations related thereto must be received by 2:00 p.m. Toronto time in immediately available funds on the date specified.

5. Conditions to Extending Credit.

      5.1. Conditions on Initial Closing Date. The obligations of the Lenders to make the initial extension of credit pursuant to Section 2 shall be subject to the satisfaction or waiver, on or before the Initial Closing Date, of the conditions set forth in this Section 5.1 (except for Section 5.1.2). If the conditions set forth in this Section 5.1 are not met or waived on or prior to the Initial Closing Date, the Lenders shall have no obligation to make any extensions of credit hereunder.

            5.1.1. Notes. The Domestic Borrower shall have duly executed and delivered to the Domestic Agent a Revolving Note and a Term Note for each Domestic Lender having a Commitment with respect thereto who has requested delivery of such Notes prior to the Initial Closing Date, provided that it is understood that (a) the Term Note to be delivered on the Initial Closing Date shall be dated September 29, 2006 (the "Term Loan Funding Date"), (b) the Domestic Lenders will not fund the Term Loan until the Term Loan Funding Date and (c) the Borrower will not begin to incur any obligations in respect of the Term Loan, including without limitation, any payment obligations or accrual of interest in respect of the Term Loan, until the Term Loan Funding Date

            5.1.2. Legal Opinions. On or before the Term Loan Funding Date, the Lenders shall have received (a) an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company with respect to the transactions contemplated by the Credit Documents, and (b) an opinion from Davies Ward Phillips & Vineberg LLP, outside counsel for the Canadian Borrower with respect to the transactions contemplated by the Credit Documents, which opinions shall be in form and substance reasonably satisfactory to the Required Lenders.

            5.1.3. Domestic Security Agreement. Each of the Domestic Borrower, K&M, the Guarantors shall have duly authorized, executed and delivered, and the Domestic Agent shall have acknowledged, a reaffirmation of (a) the security interest granted under the Domestic Security Agreement and (b) the guarantees granted under the Guarantee Agreement, in substantially the form of Exhibit 5.1.3(b) (the "Domestic Reaffirmation Agreement").

            5.1.4. Canadian Security Agreement. The Canadian Borrower shall have duly authorized, executed and delivered to the Canadian Agent a reaffirmation of the security interest granted under the Canadian Security Agreement in substantially the form attached as Exhibit 5.1.4(b) (the "Canadian Security Agreement Reaffirmation").

            5.1.5. Extension Fee. The Domestic Borrower shall have paid to the Domestic Agent an extension fee of $150,000.

            5.1.6. Proper Proceedings. This Agreement, each other Credit Document and the transactions contemplated hereby and thereby shall have been authorized by all necessary corporate or other proceedings. All necessary consents, approvals and authorizations of any governmental or administrative agency or any other Person of any of the transactions contemplated hereby or by any other Credit Document shall have been obtained and shall be in full force and effect.

            5.1.7. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and the Agent shall have received copies of all documents, including certified copies of the Charter and By-Laws of the Company and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers and opinions of counsel, which the Agent may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

      5.2. Conditions to Each Extension of Credit. The obligations of the Lenders to make any extension of credit pursuant to Section 2 shall be subject to the satisfaction, on or before the Closing Date for such extension of credit, of the following conditions:

            5.2.1. Officer's Certificate. The representations and warranties contained in Section 7 shall be, if otherwise qualified by materiality, true and correct or if not so qualified, true and correct in all material respects on and as of such Closing Date with the same force and effect as though made on and as of such date (except to the extent that any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be, if otherwise qualified by materiality, true and correct or if not so qualified, true and correct in all material respects, as of such date); no Default shall exist on such Closing Date prior to or immediately after giving effect to the requested extension of credit; no Material Adverse Change shall have occurred since December 31, 2005; and the Borrower shall have furnished to the Domestic Agent or the Canadian Agent, as applicable, in connection with the requested extension of credit a certificate to these effects, in substantially the form of Exhibit 5.2.1(a) or Exhibit 5.2.1(b), as the case may be, signed by a Financial Officer.

            5.2.2. Legality, etc. The making of the requested extension of credit shall not (a) subject any Lender to any penalty or special tax (other than a tax for which the Borrower is required to reimburse the Lenders under Section 3.5 or Section 9.4), (b) be prohibited by any Legal Requirement or (c) violate any credit restraint program of the executive branch of the government of the United States of America, the Board of Governors of the Federal Reserve System or any other governmental or administrative agency so long as any Lender reasonably believes that compliance therewith is customary commercial practice.

6. General Covenants. Each Borrower covenants that, until all of the Credit Obligations shall have been paid in full and so long as the Lenders' commitments to extend credit under this Agreement and any other Credit Document shall be available, the Borrower and its Subsidiaries will comply with the following provisions, it being understood that the transactions contemplated by the Congoleum Plan, the Congoleum Note or the Congoleum Plan Trust, and the effects thereof, shall be excluded for each and all of the purposes hereof:

      6.1. Taxes and Other Charges; Accounts Payable.

            6.1.1. Taxes and Other Charges. Each of the Borrower and its Subsidiaries shall duly pay and discharge, or cause to be paid and discharged, before the same becomes in arrears, all material taxes, assessments and other governmental charges imposed upon such Person and its properties, sales or activities, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies which if unpaid might by law become a Lien upon any of its property; provided, however, that any such tax, assessment, charge or claim need not be paid if the validity or amount thereof shall at the time be contested in good faith by appropriate proceedings and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and provided, further, that each of the Borrower and its Subsidiaries shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, charges or other governmental claims immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).

            6.1.2. Accounts Payable. Each of the Borrower and its Subsidiaries shall promptly pay when due, or in conformity with customary trade terms, all material accounts payable incident to the operations of such Person not referred to in Section 6.1.1; provided, however, that any such accounts payable need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto.

      6.2. Conduct of Business, etc.

            6.2.1. Types of Business. The Borrower and its Subsidiaries shall engage only in (a) the businesses they are currently engaged in on the Closing Date and similar or related businesses, and (b) such other lines of business as may be consented to by the Required Lenders, in each case also including other activities related thereto.

            6.2.2. Maintenance of Properties. Each of the Borrower and its
      Subsidiaries:

                  (a) (i) shall keep its properties in such repair, working
            order and condition, ordinary wear and tear excepted, (ii) shall from time to time make such repairs, replacements, additions and improvements thereto, as are necessary for the efficient operation of its businesses, except to the extent the failure to do so does not create a material risk of resulting, in the aggregate, in any Material Adverse Change, and (iii) shall comply at all times in all material respects with all material franchises, licenses and leases to which it is party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance is at the time being contested in good faith by appropriate proceedings and (ii) failure to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change; and (b) shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its legal existence and authority necessary to continue its business, except as permitted under this Section 6.

            6.2.3. Compliance with Legal Requirements. Each of the Borrower and its Subsidiaries shall comply in all material respects with all valid Legal Requirements applicable to it, except where (a) compliance therewith shall at the time be contested in good faith by appropriate proceedings and (b) failure so to comply with the provisions being contested has not resulted, and does not create a material risk of resulting, in the aggregate in any Material Adverse Change.

            6.2.4. Compliance with Material Agreements. Each of the Borrower and its Subsidiaries shall comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Credit Document). Except as contemplated by the Congoleum Plan, the Congoleum Plan Note or the Congoleum Plan Trust, without the prior written consent of the Required Lenders, no Material Agreement shall be amended, modified, waived or terminated in any manner that would have in any material respect an adverse effect on the interests of the Lenders.

      6.3. Insurance.

            6.3.1. Business Interruption Insurance. Each of the Borrower and its Subsidiaries shall maintain with financially sound and reputable insurers insurance related to interruption of business, either for loss of profits or for extra expense, in the manner customary for businesses of similar size engaged in similar activities.

            6.3.2. Property Insurance. Each of the Borrower and its Subsidiaries shall keep its assets which are of an insurable character insured by financially sound and reputable insurers against theft and fraud and against loss or damage by fire, explosion and hazards insured against by extended coverage to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities.

            6.3.3. Liability Insurance. Each of the Borrower and its Subsidiaries shall maintain with financially sound and reputable insurers insurance against liability for hazards, risks and liability to persons and property, including product liability insurance, to the extent, in amounts and with deductibles at least as favorable as those generally maintained by businesses of similar size engaged in similar activities; provided, however, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

      6.4. Financial Statements and Reports. Each of the Borrower and its Subsidiaries shall maintain a system of accounting in which correct entries shall be made of all transactions in relation to their business and affairs in accordance with generally accepted accounting practice. The fiscal year of the Borrower and its Subsidiaries shall end on December 31 in each year and the fiscal quarters of the Borrower and its Subsidiaries shall end on or about March 31, June 30, September 30 and December 31 in each year.

            6.4.1. Annual Reports. The Company shall furnish to the Lenders as soon as available, and in any event within 90 days after the end of each fiscal year, the Consolidated and Consolidating balance sheets as at the end of such fiscal year, the Consolidated and Consolidating statements of income and Consolidated statements of changes in shareholders' equity and of cash flows for such fiscal year (all in reasonable detail) and, in the case of Consolidated financial statements, comparative figures for the immediately preceding fiscal year (it being agreed that the obligation of the Company to deliver the financial statements referred to in this paragraph may be satisfied by the delivery of annual reports of the Company to the Securities and Exchange Commission on Form 10-K containing such statements), all accompanied by:

                  (a) Reports of independent certified public accountants of recognized national standing reasonably satisfactory to the Required Lenders, containing no material qualification, to the effect that they have audited the consolidated financial statements of the Company and its Subsidiaries in accordance with the standards of the Public Company Accounting Oversight Board (United States) (or such relevant successor standards) and that such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby in conformity with GAAP.

                  (b) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof, and what action the Company has taken, is taking or proposes to take with respect thereto.

                  (c) Computations by the Company in substantially the form of
            Exhibit 6.4 demonstrating, as of the end of such fiscal year, compliance with the Computation Covenants, signed by a Financial Officer.

                  (d) In the event of a change in GAAP, computations by the
            Company, signed by a Financial Officer, reconciling the financial statements referred to above with financial statements prepared in accordance with GAAP as applied to the other covenants in Section 6 and related definitions.

            6.4.2. Quarterly Reports. The Company shall furnish to the Lenders as soon as available and, in any event, within 45 days after the end of each of the first three fiscal quarters of the Company, the internally prepared Consolidated balance sheet as of the end of such fiscal quarter, the Consolidated statements of income, of changes in shareholders' equity and of cash flows for such fiscal quarter and for the portion of the fiscal year then ended (all in reasonable detail) and comparative figures for the same period in the preceding fiscal year (it being agreed that the obligation of the Company to deliver the financial statements referred to in this paragraph may be satisfied by the delivery of quarterly reports of the Company to the Securities and Exchange Commission on Form 10-Q containing such statements), all accompanied by:

                  (a) A certificate of the Company signed by a Financial Officer to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position of the Company and its Subsidiaries covered thereby at the dates thereof and the results of their operations for the periods covered thereby, subject only to normal year-end audit adjustments and the addition of footnotes.

                  (b) A certificate of the Company signed by a Financial Officer to the effect that such officer has caused this Agreement to be reviewed and has no knowledge of any Default, or if such officer has such knowledge, specifying such Default and the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

                  (c) Computations by the Company in substantially the form of
            Exhibit 6.4 demonstrating, as of the end of such quarter, compliance with the Computation Covenants, signed by a Financial Officer.

                  (d) In reasonable detail, management's discussion and analysis of the results of operations and financial condition of the Company and its Subsidiaries as at the end of and for the fiscal period covered by the financial statements referred to above.

            6.4.3. Borrowing Base Reports. The Company, or with respect to the Canadian Borrower, the Canadian Borrower or the Company, shall furnish to the Lenders, as soon as available and, in any event (a) within 15 days after the end of each month, or (b) within 10 days following any written request by the Domestic Agent or Canadian Agent if more frequently than monthly, but in any event not more frequently than once per week, a certificate of a Financial Officer supplying computations of the Borrowing Base and the Canadian Borrowing Base, as applicable, at the end of such month (or week, as the case may be), it being understood that any such certification may exclude foreign amounts and foreign calculations, in which event all such excluded amounts shall be deemed not included in the Borrowing Base for such date.

            6.4.4. Other Reports. The Company shall promptly furnish to the
      Lenders:

                  (a) As soon as prepared and in any event before the beginning of each fiscal year, an annual budget and operating projections for such fiscal year of the Company and its Subsidiaries, prepared in a manner consistent with past practice.

                  (b) Any material updates of such budget and projections, if requested by the Agent on behalf of the Lenders.

                  (c) Any management letters furnished to the Company or any of its Subsidiaries by the Company's auditors, if requested by the Agent on behalf of the Lenders.

                  (d) All budgets, projections, statements of operations and other reports furnished generally to the shareholders of the Company.

                  (e) Such registration statements, proxy statements and
            reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission (it being understood that the obligation of the Company to deliver registration statements, proxy statements and reports may be satisfied by the delivery of registration statements, proxy statements and reports to the Securities and Exchange Commission).

                  (f) Any 90-day letter or 30-day letter from the federal
            Internal Revenue Service (or the equivalent notice received from state or other taxing authorities) or any notice of assessment from the Canada Revenue Agency (or any provincial equivalent) asserting tax deficiencies against the Company or any of its Subsidiaries.

            6.4.5. Notice of Litigation, Defaults, etc. The Borrower shall promptly furnish to the Lenders notice of any litigation or any administrative or arbitration proceeding (a) which creates a material risk of resulting, after giving effect to any applicable insurance, in the payment by the Borrower and its Subsidiaries of more than $500,000 or (b) which results, or creates a material risk of resulting, in a Material Adverse Change. Promptly upon acquiring knowledge thereof, the Borrower shall notify the Lenders of the existence of any Default or Material Adverse Change, specifying the nature thereof and what action the Borrower or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto.

            6.4.6. Other Information; Audit. From time to time at reasonable intervals upon request of any authorized officer of any Lender, each of the Borrower and its Subsidiaries shall furnish to such Lender such other information regarding the business, assets, financial condition, income or prospects of the Borrower and its Subsidiaries as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Borrower or its Subsidiaries is party. The Domestic Agent's and the Canadian Agent's, and after the occurrence and during the continuation of an Event of Default, each Lender's authorized officers and representatives shall have the right during normal business hours upon reasonable advance notice and at reasonable intervals to examine the books and records of the Borrower and its Subsidiaries, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document. The Domestic Agent or Canadian Agent, as the case may be, upon reasonable advance notice, may undertake to have the Borrower and its Subsidiaries reviewed by the Domestic Agent or Canadian Agent's commercial financial examiners and fixed asset appraisers.

      6.5. Certain Financial Tests. All of the financial tests set forth in this
Section 6.5 shall be measured on the basis of financial statements of the Company and it Subsidiaries reporting Congoleum on the equity method.

            6.5.1. Consolidated Total Liabilities to Consolidated Tangible Net Worth. On the last day of each fiscal quarter of the Company, Consolidated Total Liabilities shall not exceed the percentage set forth in the table below of Consolidated Tangible Net Worth on such date.

             Quarter Ending                            Percentage
             --------------                            ----------
         9/30/06 and thereafter                           200%

            6.5.2. Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall on each quarter end exceed the sum of (a) $50,000,000 plus (b) 33?% of Consolidated Net Income (if positive) for each fiscal quarter of the Company ending September 30, 2006 and thereafter.

            6.5.3. Income or Loss from Continuing Operations. Net income from continuing operations of the Borrower and its Subsidiaries reporting Congoleum on the equity method shall equal or exceed $1.00 in at least one of any two consecutive fiscal quarters of the Company for any two consecutive fiscal quarters of the Company ending September 30, 2006 and thereafter.

            6.5.4. Capital Expenditures. The aggregate amount of Capital Expenditures in any fiscal year of the Borrower ending after December 31, 2005 shall not exceed $5,000,000.

            6.5.5. Consolidated Adjusted EBITDA to Consolidated Fixed Charges. On and after September 30, 2006, on the last day of each fiscal quarter of the Company, Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters then ending shall exceed 100% of Consolidated Fixed Charges for the 12-month period ending on such date, provided, however, that the $4,000,000 principal payment by the Company to Prudential under the Note Purchase Agreement on August 28, 2006 shall be excluded for purposes of such calculation.

      6.6. Indebtedness. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, including Guarantees of Indebtedness of others and reimbursement obligations, whether contingent or matured, under letters of credit or other financial guarantees by third parties, (or become contractually committed to do so), except the following:

            6.6.1. Indebtedness in respect of the Credit Obligations.

            6.6.2. Indebtedness in respect of Capitalized Lease Obligations, Synthetic Lease Obligations or secured by Purchase Money Liens; provided, however, that the aggregate principal amount of all Indebtedness permitted by this Section 6.6.2 at any one time outstanding shall not exceed $1,000,000.

            6.6.3. Current liabilities, other than Financing Debt, incurred in the ordinary course of business or in accordance with Hedge Agreements permitted by the other provisions of this Agreement.

            6.6.4. To the extent that payment thereof shall not at the time be required by Section 6.1, Indebtedness in respect of taxes, assessments, governmental charges and claims for labor, materials and supplies.

            6.6.5. Indebtedness secured by Liens of carriers, warehouses, mechanics, landlords and other Persons permitted by Sections 6.7.2 and 6.7.3.

            6.6.6. Indebtedness in respect of judgments or awards (a) which have been in force for less than the applicable appeal period or (b) in respect of which the Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (a) and (b), the Borrower or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

            6.6.7. Guarantees by the Borrower of Indebtedness and other obligations incurred by its Subsidiaries and permitted by the other provisions of this Section 6.6.

            6.6.8. Indebtedness in respect of inter-company loans and advances among the Borrower and its Subsidiaries which are not prohibited by
      Section 6.8.

            6.6.9. Indebtedness outstanding on the date hereof or incurred after the date hereof under any unused portion of a committed facility that exists on the date hereof and is described in Exhibit 7.3 and all refinancings and extensions thereof not in excess of the amount thereof outstanding or committed immediately prior to such refinancing or extension, which amount includes interest, principal and fees.

            6.6.10. The obligation of the Company to contribute cash in the amount of $250,000 to the Congoleum Plan Trust.

            6.6.11. Indebtedness contemplated by the Congoleum Plan, Congoleum Plan Note or Congoleum Plan Trust.

            6.6.12. Indebtedness under the Lease Line, provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $4,000,000.

            6.6.13. Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts in the ordinary course of the banking business of the Borrower or any Subsidiary.

            6.6.14. Until October 10, 2006, Indebtedness in connection with the Note Purchase Agreement, not to exceed $18,000,000.

            6.6.15. Indebtedness in addition to the foregoing; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $1,000,000.

      6.7. Liens. Neither the Borrower nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien (or become contractually committed to do so), other than Liens that secure the Credit Obligations, except the following:

            6.7.1. Liens constituting Purchase Money Liens; provided, however, that (i) each such Lien shall be confined solely to the particular item of property leased or acquired pursuant to such Lien, and the principal amount of Indebtedness (including Indebtedness in respect of Capitalized Lease Obligations and Synthetic Lease Obligations) secured thereby shall not exceed the cost (including all such Indebtedness secured thereby, whether or not assumed) of such item of property; and (ii) the aggregate principal amount of all Indebtedness secured by Liens permitted by this
      Section 6.7.1 shall not exceed the amount permitted by Section 6.6.2 and, to the extent such Liens relate to Indebtedness permitted by Section 6.6.12, 6.6.12.

            6.7.2. Liens of carriers, warehouses, mechanics, builders and similar Liens or other Liens imposed or permitted by applicable law, including Liens for taxes, assessments or other charges or levies of any governmental or administrative authority, in each case (a) in existence less than 90 days from the date of creation thereof or (b) being contested in good faith by the Borrower or any Subsidiary in appropriate proceedings (so long as the Borrower or such Subsidiary shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto).

            6.7.3. Encumbrances in the nature of (a) zoning restrictions, (b) easements or servitudes, (c) restrictions of record on the use of real or immovable property, (d) landlords' and lessors' Liens on rented premises and (e) restrictions on transfers or assignment of leases, which in each case do not materially detract from the value of the encumbered property or impair the use thereof in the business of the Borrower or any Subsidiary.

            6.7.4. Liens as in effect on the date hereof described in Exhibit
      7.3 (and renewals and replacements thereof) and securing Indebtedness permitted by Section 6.

            6.7.5. Liens existing as of the date hereof on foreign assets. The Borrower covenants and agrees that it shall not materially alter, or suffer to exist any material alteration of, such liens on foreign assets.

            6.7.6. Encumbrances in the nature of licenses of the Borrower's or any Subsidiaries' intellectual property (i) in the ordinary course of business consistent with past practices or (ii) to their respective Affiliates, notwithstanding the requirements of Section 6.13.

            6.7.7. Statutory Liens of banks (and rights of set-off) and other Liens imposed by law (other than as set forth in Section 6.7.2).

            6.7.8. Purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business.

            6.7.9. Liens securing judgments which do not constitute an Event of Default.

            6.7.10. Liens incurred in the ordinary course of business in connection with (i) workers' compensation, unemployment insurance and other types of social security, (ii) deposits securing liability to insurance carriers under insurance or self-insurance arrangements or (iii) securing the performance of tenders, statutory obligations, surety and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness).

      6.8. Investments and Acquisitions. Neither the Borrower nor any of its Subsidiaries shall have outstanding, acquire or hold any Investment (including any Investment consisting of the acquisition of any business) (or become contractually committed to do so), except the following:

            6.8.1. Investments of the Borrower and its Subsidiaries in (a) Unrestricted Subsidiaries or (b) Persons that have become Unrestricted Subsidiaries after the date hereof; provided, however, that no such Investment shall involve the transfer by the Company or the Borrower of any material assets other than cash or capital stock of the Company.

            6.8.2. (i) Intercompany loans and advances from any Subsidiary to the Borrower but in each case only to the extent reasonably necessary for Consolidated tax planning and working capital management and (ii) Intercompany loans and advances among any Borrower or Subsidiary in the ordinary course of business for working capital management.

            6.8.3. Loans to any employee of either the Borrower or Subsidiaries that in the aggregate do not exceed $250,000.

            6.8.4. Investments in Cash Equivalents and Hedge Agreements permitted by the other provisions of this Agreement.

            6.8.5. Guarantees permitted by Section 6.6.

            6.8.6. Investments of the Company or its Subsidiaries in Foreign Wholly-Owned Subsidiaries outstanding on the date hereof and described in
      Exhibit 7.3.

            6.8.7. The Borrower and its Subsidiaries may make acquisitions of businesses in the same or a substantially similar line of business so long as:

                  (a) The Borrower has provided the Agent at least 15 Banking
            Days prior written notice of such acquisition and copies of all letters of intent and agreements relating thereto.

                  (b) The Borrower provides written computations, historical financial statements and projections satisfactory to the Agent demonstrating pro forma compliance with Section 6.5 and the absence of any Default, both immediately before and after giving effect to such acquisition.

                  (c) The aggregate purchase price (including cash, assumed
            debt, earnout payments, seller debt, stock issuances and noncompetition payments) for such acquisition (including any related acquisitions) is less than $500,000, or the consent of the Required Lenders has been obtained.

                  (d) The Borrower or one of its Subsidiaries is the surviving entity of such acquisition or, in the event of a stock acquisition, the Company or one of its Subsidiaries will own at least 80% of the capital stock, as well as at least 80% of the capital stock entitled to vote generally for the election of directors, of the acquired entity.

            6.8.8. Investments not otherwise provided for in this Section 6.8 in Subsidiaries not to exceed $500,000 in the aggregate.

            6.8.9. Investments existing on the date of this Agreement set forth on Exhibit 6.8.9 hereto, or any other non-material Investments not exceeding $10,000 in the aggregate.

            6.8.10. Investments contemplated by the Congoleum Plan, Congoleum Plan Note or Congoleum Plan Trust.

            6.8.11. Investments by any Foreign Subsidiary in any other Foreign Subsidiary, in each case other than any Foreign Subsidiary that is an Unrestricted Subsidiary.

      6.9. Distributions. Neither the Borrower nor any of its Subsidiaries shall make any Distribution (or become contractually committed to do so), except the following:

            6.9.1. Subsidiaries of the Borrower may make Distributions to the Borrower or any Unrestricted Subsidiary of the Borrower.

            6.9.2. So long as immediately before and after giving effect thereto no Default exists, the Company may make Distributions in an amount which shall not exceed the sum of (i) 50% of Consolidated Net Income (including for this purpose only losses relating to Janus Floor Corporation occurring after December 31, 2002) for the period from and after June 30, 2003 to and including the most recent quarter ended prior to the measurement date, minus (ii) the aggregate amount of all Distributions declared, ordered, paid, made or set apart after June 30, 2003.

            6.9.3. Any Subsidiary of the Company (other than the Borrower) may merge, consolidate or be liquidated into the Company or any Wholly Owned Subsidiary of the Company so long as after giving effect to any such merger with or into the Company, the Company shall be the surviving or resulting Person and so long as any merger with a Subsidiary that is not a Wholly Owned Subsidiary is permitted under Section 6.8.

            6.9.4. The Borrower and its Subsidiaries may make Investments permitted by Section 6.8.

      6.10. Issuance of Equity by Subsidiaries; Subsidiary Distributions.

            6.10.1. Issuance of Equity by Subsidiaries. No Subsidiary shall issue or sell any shares of its capital stock or other evidence of equity or beneficial ownership to any Person other than the Borrower or any Wholly Owned Subsidiary of the Borrower (other than directors' qualifying shares and, in the case of Foreign Subsidiaries, shares required by Legal Requirements to be held by foreign nationals).

            6.10.2. No Restrictions on Subsidiary Distributions. Except for this Agreement and the Credit Documents, neither the Company nor any Subsidiary shall enter into or be bound by any agreement (including covenants requiring the maintenance of specified amounts of net worth or working capital) restricting the right of any Subsidiary of the applicable Borrower to make Distributions or extensions of credit to such Borrower (directly or indirectly through another Subsidiary); provided, however, that Foreign Subsidiaries may become subject to such restrictions pursuant to loan agreements with respect to Indebtedness permitted by Section 6.6.9.

      6.11. Derivative Contracts. Neither the Company nor any of its Subsidiaries shall enter into any Hedge Agreement or other financial or commodity derivative contracts except to provide hedge protection for an underlying economic transaction in the ordinary course of business.

      6.12. Negative Pledge Clauses. Neither the Borrower nor any of its Subsidiaries shall enter into any agreement, instrument, deed or lease which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of their respective properties, assets or revenues, whether now owned or hereafter acquired, or which requires the grant of any collateral for such obligation if collateral is granted for another obligation except for such agreements, instruments, deeds or loans with respect to liens permitted by Sections 6.7.6 hereof and except as set forth in the Credit Documents.

      6.13. ERISA, etc. Each of the Borrower and its Subsidiaries shall comply, and shall cause all ERISA Group Persons to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan.

      6.14. Transactions with Affiliates. Neither the Borrower nor any of its Subsidiaries shall effect any transaction with any of their respective Affiliates (except for the Borrower and its Subsidiaries) on a basis less favorable to the Borrower and its Subsidiaries than would be the case if such transaction had been effected with a non-Affiliate.

      6.15. Environmental Laws. Each of the Borrower and its Subsidiaries shall use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep in effect all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws.

      6.16. Congoleum. Each of the Company and its Subsidiaries will not make any amendments or changes to the Congoleum Plan, the Congoleum Plan Note and the Congoleum Plan Trust without the prior written consent of the Agent if the effect of such amendment or change would be to materially increase the obligations of the Borrowers or any of their Subsidiaries.

7. Representations and Warranties. In order to induce the Lenders to extend credit to the Borrower hereunder, each Borrower represents and warrants as follows, it being understood that the transactions contemplated by the Congoleum Plan, the Congoleum Note or the Congoleum Plan Trust, and the dissolution and performance of Janus Flooring Corporation, and, in each case, the effects thereof, shall be excluded for each and all of the purposes hereof:

      7.1. Organization and Business.

            7.1.1. The Company. The Company is a duly organized and validly existing corporation, in good standing under the laws of Delaware, with all power and authority, corporate or otherwise, necessary to enter into and perform this Agreement and each other Credit Document to which it is party.

            7.1.2. The Canadian Borrower. The Canadian Borrower is duly organized and validly existing corporation, in good standing under the laws of Canada, with all power and authority, corporate or otherwise, necessary to enter into and perform this Agreement and each other Credit Document to which it is party.

            7.1.3. Subsidiaries. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate or otherwise, necessary to enter into and perform this Agreement and each other Credit Document to which it is party. Exhibit 7.1 sets forth, as of the date hereof (i) the name, jurisdiction of organization, the organizational identification number issued by such jurisdiction and the federal taxpayer identification number of each Subsidiary of the Company (to the extent applicable), (ii) the address of the chief executive office and principal place of business of each such Subsidiary,
      (iii) each name under which each such Subsidiary conducts its business,
      (iv) each jurisdiction in which each such Subsidiary owns real property, and whether such real property is owned or leased by such Subsidiary and
      (v) the number of authorized and issued equity interests and ownership of each such Subsidiary.

            7.1.4. Qualification. Each of the Company and its Subsidiaries is duly and legally qualified to do business as a foreign corporation or other entity and is in good standing in each state or jurisdiction in which such qualification is required and is duly authorized, qualified and licensed under all laws, regulations, ordinances or orders of public authorities, or otherwise, to carry on its business in the places and in the manner in which it is conducted, except for failures to be so qualified, authorized or licensed which would not in the aggregate result, or create a material risk of resulting, in any Material Adverse Change.

      7.2. Financial Statements and Other Information; Material Agreements.

            7.2.1. Financial Statements and Other Information. The Company has previously furnished to the Lenders copies of the audited consolidated balance sheets of the Company and its Subsidiaries as at December 31 in each of 2001, 2002, 2003, 2004 and 2005 and the audited consolidated statements of income and the audited consolidated statements of changes in shareholders' equity and of cash flows of the Company and its Subsidiaries for the fiscal years of the Company then ended.

       The audited consolidated financial statements (including the notes thereto) referred to in this Section 7.2.1 were prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company and its Subsidiaries on a consolidated basis at the respective dates thereof and the results of their operations for the periods covered thereby. Neither the Company nor any of its Subsidiaries has any known contingent liability material to the Company and its Subsidiaries on a Consolidated basis which is not reflected in the balance sheets referred to in this Section 7.2.1 (or delivered pursuant to Sections 6.4.1 or 6.4.2) or in the notes thereto.

            7.2.2. Material Agreements. The Borrower has previously furnished to the Lenders correct and complete copies, including all exhibits, schedules and amendments thereto, of the agreements and instruments to which the Company or any of its Subsidiaries is a party, each as in effect on the date hereof, listed in Exhibit 7.2.2, which constitute all agreements and instruments material to the Borrower and its Subsidiaries on a Consolidated basis (together with the Charters and Bylaws of the Company and its Subsidiaries, the "Material Agreements").

      7.3. Agreements Relating to Financing Debt, Investments, etc. Exhibit 7.3 sets forth:

            7.3.1. The amounts (as of the dates indicated in Exhibit 7.3), of all Financing Debt of $50,000 or more of the Borrower and its Subsidiaries and all material agreements, Liens and Guarantees, if any, which relate to such Financing Debt.

            7.3.2. All agreements which directly or indirectly require the Borrower or any Subsidiary to make any material Investment.

      7.4. Changes in Condition. Since December 31, 2005, no Material Adverse Change has occurred (except to the extent referenced in any filing made by the Company with the United States Securities and Exchange Commission with respect to a period ending on or before December 31, 2005), and between December 31, 2005 and the date hereof, neither the Borrower nor any Subsidiary of the Borrower has entered into any material transaction outside the ordinary course of business except for the transactions contemplated by this Agreement and the Material Agreements.

      7.5. Title to Assets. The Borrower and its Subsidiaries have good and marketable title to all material assets necessary for or used in the operations of their business as now conducted by them and reflected in the most recent balance sheet as owned by them referred to in Section 7.2.1 (or the balance sheet most recently furnished to the Lenders pursuant to Sections 6.4.1 or 6.4.2), and to all material assets acquired subsequent to the date of such balance sheet, subject to no Liens except for Liens permitted by Section 6.7.

      7.6. Operations in Conformity With Law, etc. The operations of the Borrower and its Subsidiaries as now conducted or proposed to be conducted are not in violation of, nor is the Borrower or its Subsidiaries in default under, any Legal Requirement presently in effect, except for such violations and defaults as do not and will not, in the aggregate, result, or create a material risk of resulting, in any Material Adverse Change. The Borrower has received no notice of any such violation or default and has no knowledge of any basis on which the operations of the Borrower or its Subsidiaries, as now conducted and as currently proposed to be conducted after the date hereof, would be held so as to violate or to give rise to any such violation or default.

      7.7. Litigation. Except with respect to the Congoleum Plan, the Congoleum Plan Note and the Congoleum Plan Trust, no litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator is pending or, to the knowledge of the Borrower, the Borrower or any Guarantor, threatened which involves any material risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or creates a material risk of resulting, in any Material Adverse Change or which seeks to enjoin the consummation, or which questions the validity, of any of the transactions contemplated by this Agreement or any other Credit Document. Except with respect to the Congoleum Plan, the Congoleum Plan Note and the Congoleum Plan Trust, no judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds the Borrower or any of its Subsidiaries which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

      7.8. Authorization and Enforceability. Each of the Borrower and each other Obligor has taken all corporate action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. No consent of stockholders of the Company is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Credit Document to which a Borrower is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of each Obligor party thereto and is enforceable against such Obligor in accordance with its terms.

      7.9. No Legal Obstacle to Agreements. Neither the execution and delivery of this Agreement or any other Credit Document, nor the making of any borrowings hereunder, nor the consummation of any transaction referred to in or contemplated by this Agreement or any other Credit Document (excluding the transactions contemplated by the Congoleum Plan, the Congoleum Plan Trust or the Congoleum Note), nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease contemplated by this Agreement or any other Credit Document (excluding the transactions contemplated by the Congoleum Plan, the Congoleum Plan Trust or the Congoleum Note), has constituted or resulted in or will constitute or result in:

                  (a) any breach or termination of the provisions of any
            material agreement, instrument, deed or lease to which the Borrower, any of its Subsidiaries or any other Obligor is a party or by which it is bound, or of the Charter or By-laws of the Company, any of its Subsidiaries or any other Obligor;

                  (b) the material violation of any law, statute, judgment,
            decree or governmental order, rule or regulation applicable to the Borrower, any of its Subsidiaries or any other Obligor;

                  (c) except for Liens under the Credit Documents or permitted thereunder, the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of the Borrower, any of its Subsidiaries or any other Obligor; or

                  (d) any redemption, retirement or other repurchase obligation of the Borrower, any of its Subsidiaries or any other Obligor under any Charter, By-law, agreement, instrument, deed or lease.

Except with respect to filings required in order to perfect or publish the Liens of the Lenders under the Security Agreements or required pursuant to disclosure obligations under the U.S. federal securities laws and the rules of the Securities and Exchange Commission, no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Borrower, any of its Subsidiaries or any other Obligor in connection with the execution, delivery and performance of this Agreement or any other Credit Document, the transactions contemplated hereby or thereby or the making of any borrowing hereunder (excluding the transactions contemplated by the Congoleum Plan, the Congoleum Plan Trust or the Congoleum Note).

      7.10. Defaults. Neither the Borrower nor any of its Subsidiaries is in default under any provision of its Charter or By-laws or of this Agreement or any other Credit Document. Neither the Borrower nor any of its Subsidiaries is in default under any provision of any agreement, instrument, deed or lease to which it is party or by which it or its property is bound so as to result, or create a material risk of resulting, in any Material Adverse Change.

      7.11. Licenses, etc. The Borrower and its Subsidiaries have all patents, patent applications, patent licenses, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, franchises, permits, authorizations and other rights as are reasonably necessary for the conduct of the business of the Borrower and its Subsidiaries as now conducted by them. All of the foregoing are in full force and effect in all material respects, and each of the Borrower and its Subsidiaries is in substantial compliance with the foregoing without any known conflict with the valid rights of others which has resulted, or creates a material risk of resulting, in any Material Adverse Change.

      7.12. Pension Plans. Each Plan (other than a Multiemployer Plan) and, to the knowledge of the Borrower and its Subsidiaries, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code. Each Multiemployer Plan and each Plan that constitutes a "defined benefit plan" (as defined in ERISA) are set forth in Exhibit 7.12. Each ERISA Group Person has met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would reasonably be expected to permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under section 4042 of ERISA. To the knowledge of the Borrower and each Subsidiary, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

      7.13. Environmental Regulations. Each of the Borrower and its Subsidiaries is in compliance in all material respects with the Clean Air Act, the Federal Water Pollution Control Act, the Marine Protection Research and Sanctuaries Act,

RCRA, CERCLA and any other Environmental Law in effect in any jurisdiction in which any properties of the Borrower or any of its Subsidiaries are located or where any of them conducts its business, and with all applicable published rules and regulations (and applicable standards and requirements) of the federal Environmental Protection Agency and of any similar agencies in states or foreign countries in which the Borrower or its Subsidiaries conducts its business other than those which in the aggregate have not resulted, and do not create a material risk of resulting, in a Material Adverse Change.

      7.14. Government Regulation; Margin Stock.

            7.14.1. Government Regulation. Neither the Borrower nor any of its Subsidiaries, nor any Person controlling the Borrower or any of its Subsidiaries or under common control with the Borrower or any of its Subsidiaries, is subject to regulation under the Investment Company Act or any other statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) that regulates the incurring by the Borrower or any of its Subsidiaries of Financing Debt as contemplated by this Agreement and the other Credit Documents.

            7.14.2. Margin Stock. Not more than 1% of the consolidated assets of the Company and its Subsidiaries consists of Margin Stock.

      7.15. Disclosure. Subject to the final sentence of this Section 7.15 and disclosures made by the Company in filings it makes with the Securities and Exchange Commission (the "SEC Reports"), neither this Agreement nor any other Credit Document nor any financial statement, report, notice, mortgage, assignment or certificate furnished or to be furnished to the Lenders or the Agent by or on behalf of the Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby or by such Credit Document contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which they were made. Except as disclosed in the SEC Reports, no fact is actually known to the Borrower or any of its Subsidiaries which has resulted, or in the future (so far as the Borrower or any of its Subsidiaries can reasonably foresee) will result, or creates a material risk of resulting, in any Material Adverse Change, except to the extent that present or future general economic conditions may result in a Material Adverse Change. Notwithstanding the foregoing, it is hereby acknowledged that the documentation included in each of Exhibit 1(a) and Exhibit 1(b) is not effective as of the date hereof, and that such documentation is, accordingly, forward looking and reflective of present intentions as to future transactions, provided, however, that the foregoing does not limit in any way the rights of the Agent under Section 6.16 hereof.

8. Defaults.

      8.1. Events of Default. The following events are referred to as "Events of Default":

            8.1.1. Payment. The Borrower shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three Banking Days, or (b) any Credit Obligation with respect to payments made by any Domestic Letter of Credit Issuer under any Domestic Letter of Credit or any draft drawn thereunder within three Banking Days, or (c) any Credit Obligation with respect to payments made by any Canadian Letter of Credit Issuer under any Canadian Letter of Credit or any draft drawn thereunder within three Banking Days, or (d) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

            8.1.2. Specified Covenants. The Borrower or any of its Subsidiaries, as applicable, shall fail to perform or observe any of the provisions of Sections 6.5 through 6.16.

            8.1.3. Other Covenants. The Borrower, any of its Subsidiaries or any other Obligor shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Required Lenders within 30 days after the earlier of (a) notice thereof by the Domestic Agent or the Canadian Agent to the Borrower or (b) a Financial Officer shall have actual knowledge thereof.

            8.1.4. Representations and Warranties. Any representation or warranty of or with respect to the Borrower, any of its Subsidiaries or any other Obligor made to the Lenders or the Domestic Agent or Canadian Agent in, pursuant to or in connection with this Agreement or any other Credit Document, or in any financial statement, report, notice, mortgage, assignment or certificate delivered to the Domestic Agent or Canadian Agent or any of the Lenders by the Borrower, any of its Subsidiaries or any other Obligor in connection herewith or therewith, shall be false in any material respect on the date as of which it was made.

            8.1.5. Material Financing Debt Cross Default, etc.

                  (a) The Borrower or any of its Subsidiaries shall fail to make any payment when due (after giving effect to any applicable grace periods) in respect of any Material Financing Debt;

                  (b) the Borrower or any of its Subsidiaries shall fail to
            perform or observe the terms of any agreement or instrument relating to any Material Financing Debt, and such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, specified in such agreement or instrument, and such failure shall permit the acceleration of such Material Financing Debt;

                  (c) all or any part of any Material Financing Debt of the
            Borrower or any of its Subsidiaries shall be accelerated or shall become due or payable prior to its stated maturity for any reason whatsoever (except with respect to voluntary prepayments or mandatory contingent payments that do not result from a default thereunder or the occurrence of an event similar to an Event of Default hereunder);

                  (d) any Lien on any property of the Borrower or any of its
            Subsidiaries securing any Material Financing Debt shall be enforced by foreclosure or similar action; or

                  (e) any holder of any Material Financing Debt shall exercise any right of rescission with respect to the issuance thereof or put, mandatory prepayment or repurchase rights against the Borrower or any of its Subsidiaries with respect to such Material Financing Debt (other than any such rights that may be satisfied with "payment in kind" notes or other similar securities).

            8.1.6. Ownership; Liquidation; etc.

                  (a) the Company shall cease to own, directly or indirectly, the capital stock of its Subsidiaries in the percentage, or a greater percentage, as currently owned, except to the extent permitted by Section 6.10.1; or

                  (b) Any member of the Senior Management Team shall cease to be actively involved in the executive management of the Company and a replacement reasonably satisfactory to the Required Lenders shall not have been selected within 180 days; or

                  (c) a majority of the board of directors of the Company shall be neither (i) directors of the Company as of the date hereof nor
            (ii) nominated, appointed or approved by directors of the Company as of the date hereof nor (iii) nominated, appointed or approved by directors described in clause (ii) above; or

                  (d) any Person, together with "affiliates" and "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, or any "group" including such Person under sections 13(d) and 14(d) of the Exchange Act, other than the Persons described in paragraph (b) above and any Person with whom any such Person may be deemed to be part of such a "group", shall acquire after the date hereof (i) beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act of 33% or more of either the voting stock or total equity capital of the Company or (ii) direct or indirect control of the Company through a shareholder, voting or similar agreement or arrangement; or

                  (e) the Borrower or any of its Subsidiaries or any other
            Obligor shall initiate any action to dissolve, liquidate or otherwise terminate its existence, except as permitted under this Agreement.

            8.1.7. Enforceability, etc. Any Credit Document shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or any party to any Credit Document shall so assert in a judicial or similar proceeding; or the security interests created by this Agreement or any other Credit Documents shall cease to be enforceable and of the same effect and priority purported to be created hereby.

            8.1.8. Judgments. Except with regard to judgments in connection with the Congoleum Plan, the Congoleum Plan Trust and the Congoleum Plan Note, a final judgment (a) which, with other outstanding final judgments against the Company and its Subsidiaries, exceeds an aggregate of $500,000 in excess of applicable insurance coverage shall be rendered against the Company or any of its Subsidiaries, or (b) which grants injunctive relief that results, or creates a material risk of resulting, in a Material Adverse Change and in either case if (i) within 30 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal or (ii) within 30 days after the expiration of any such stay, such judgment shall not have been discharged (it being understood that the Congoleum Plan and proceedings, settlements and transactions in connection therewith shall be excluded for the purposes hereof).

            8.1.9. ERISA. Any "reportable event" (as defined in section 4043 of ERISA) shall have occurred that reasonably could be expected to result in termination of a Plan or the appointment by the appropriate United States District Court of a trustee to administer any Plan or the imposition of a Lien in favor of a Plan.

            8.1.10. Bankruptcy, etc. The Borrower, any of its Subsidiaries or any other Obligor (it being understood that the Congoleum Plan and proceedings, settlements and transactions in connection therewith shall be excluded for the purposes hereof) shall:

                  (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                  (b) (i) have filed against it a petition commencing an
            involuntary case under the Bankruptcy Code that shall not have been dismissed, bonded or discharged within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

                  (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                  (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or
            (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

                  (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

      8.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case:

            8.2.1. Terminate Obligation to Extend Credit. Upon written request of the Required Lenders, the Agent shall terminate the obligations of the Lenders to make any further extensions of credit under the Credit Documents by furnishing notice of such termination to the Borrower; provided, however, that if a Bankruptcy Default shall have occurred, the obligations of the Lenders to make any further extensions of credit under the Credit Documents shall automatically terminate.

            8.2.2. Specific Performance; Exercise of Rights. Upon written request of the Required Lenders, the Domestic Agent and/or the Canadian Agent, as applicable, shall proceed to protect and enforce the Domestic Lenders' or the Canadian Lenders' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document (other than Hedge Agreements) or in any instrument or assignment delivered to such Lenders pursuant to this Agreement or any other Credit Document (other than Hedge Agreements), or in aid of the exercise of any power granted in this Agreement or any other Credit Document (other than Hedge Agreements) or any such instrument or assignment.

            8.2.3. Acceleration. Upon written request of the Required Lenders, the Agent shall by notice in writing to the Borrower (a) declare all or any part of the unpaid balance of the Credit Obligations (other than amounts under Hedge Agreements) then outstanding to be immediately due and payable, and (b) require the Borrower immediately to deposit with the Domestic Agent and/or the Canadian Agent, as the case may be, in cash an amount equal to the then Letter of Credit Exposure (which cash shall be held and applied as provided in Section 4.4), and thereupon such unpaid balance or part thereof and such amount equal to the Letter of Credit Exposure shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations (other than amounts under Hedge Agreements) shall automatically become immediately due and payable.

            8.2.4. Enforcement of Payment; Setoff. Upon written request of the Required Lenders, the Domestic Agent and/or the Canadian Agent, as the case may be, shall proceed to enforce payment of the Credit Obligations in such manner as it may elect, to cancel, or instruct other Domestic Letter of Credit Issuers and Canadian Letter of Credit Issuers to cancel, any outstanding Domestic Letters of Credit and Canadian Letters of Credit which permit the cancellation thereof. The Lenders may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Lenders to the respective Obligors, including any Indebtedness represented by deposits in any account maintained with the Lenders, regardless of the adequacy of any security for the Credit Obligations. The Lenders shall have no duty to determine the adequacy of any such security in connection with any such offset.

            8.2.5. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Lenders' rights hereunder and under each other Credit Document shall be cumulative.

      8.3. Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents (other than Hedge Agreements) until the Required Lenders or the Agent (with the consent of the Required Lenders) shall have waived such Event of Default in writing, stated in writing that the same has been cured to such Lenders' reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Lenders or the Agent shall extend to or affect any subsequent Event of Default or impair any rights of the Lenders upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

      8.4. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Borrower and the other Obligors waives:

                        (a) all presentments, demands for performance, notices
                  of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

                        (b) any requirement of diligence or promptness on the
                  part of the Agent or any Lender in the enforcement of its rights under this Agreement or any other Credit Document;

                        (c) any and all notices of every kind and description
                  which may be required to be given by any statute or rule of law; and

                        (d) any defense (other than indefeasible payment in
                  full) which it may now or hereafter have with respect to its liability under this Agreement or any other Credit Document or with respect to the Credit Obligations.

9. Expenses; Indemnity.

      9.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, subject to Section 9.5, the Borrower will pay:

            (a) all reasonable expenses of the Agent (including the out-of-pocket expenses related to forming the group of Lenders and reasonable fees and disbursements of the counsel to the Agent) in connection with the negotiation, preparation and duplication of this

      Agreement and each other Credit Document, examinations by, and reports of, the Agent's commercial financial examiners, fixed asset appraisers and environmental consultants, and amendments, waivers, consents and other operations hereunder and thereunder;

            (b) all other reasonable expenses incurred by the Agent, the Lenders or the holder of any Credit Obligation in connection with the enforcement of any rights hereunder or under any other Credit Document or any work-out negotiations relating to the Credit Obligations, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Lenders on a salaried basis) and expenses.

      9.2. General Indemnity. Subject to Section 9.5, the Borrower shall indemnify the Lenders and the Agent and hold them harmless from any liability, loss or damage resulting from the violation by the Borrower of Section 2.3. In addition, subject to Section 9.5, the Borrower shall indemnify each Lender, the Agent, each of the Lenders' or the Agent's directors, officers, employees, agents, attorneys, accountants, consultants and Affiliates (each Lender, the Agent and each of such directors, officers, employees, agents, attorneys, accountants, consultants and Affiliates is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Borrower or any of its Subsidiaries or their Affiliates, (b) any litigation or investigation involving the Borrower, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof, or (c) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply (i) to litigation commenced by the Borrower against the Lenders or the Agent which seeks enforcement of any of the rights of the Borrower hereunder or under any other Credit Document and is determined adversely to the Lenders or the Agent in a final nonappealable judgment or (ii) to any Indemnified Party to the extent such claims, damages, liabilities and expenses are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's own gross negligence or willful misconduct. THE BORROWER EXPRESSLY ACKNOWLEDGES THAT IT MAY BE REQUIRED TO INDEMNIFY PERSONS AGAINST THEIR OWN NEGLIGENCE.

      9.3. Indemnity With Respect to Letters of Credit. Subject to Section 9.5, the Borrower shall indemnify each Domestic Letter of Credit Issuer and each Canadian Letter of Credit Issuer and their correspondents and hold each of them harmless from and against any and all claims, losses, liabilities, damages and reasonable expenses (including reasonable attorneys' fees) arising from or in connection with any Domestic Letter of Credit or Canadian Letter of Credit, including any such claim, loss, liability, damage or expense arising out of any transfer, sale, delivery, surrender or endorsement of any invoice, bill of lading, warehouse receipt or other document at any time held by the Agent, such

Domestic Letter of Credit Issuer or such Canadian Letter of Credit Issuer or held for their respective accounts by any of their correspondents, in connection with any Domestic Letter of Credit or Canadian Letter of Credit, except to the extent such claims, losses, liabilities, damages and expenses are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from gross negligence or willful misconduct on the part of the Agent or any other Domestic Letter of Credit Issuer or Canadian Letter of Credit Issuer.

      9.4. Taxes.

            9.4.1. Excluded Taxes.

                  (a) Except as provided in this Section 9.4, any and all
            payments by the Borrower and Guarantors to or for the account of the Domestic Agent, Canadian Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, including without limitation all taxes imposed pursuant to Part XIII of the Income Tax Act (Canada) and any withholding or other taxes imposed on any Lender under Canadian law, excluding, in the case of the Domestic Agent, Canadian Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which Domestic Agent, Canadian Agent or such Lender, as the case may be, is organized or maintains its lending office from which the applicable Loans are made hereunder or where the Domestic Agent, Canadian Agent or such Lender, as the case may be, maintains a permanent establishment or similar business connection (a "Connecting Factor"), to the extent that such taxes are imposed as a result of or with respect to such Connecting Factor (or in the case of Canada, enters into transactions contemplated by this Credit Agreement in the course of carrying on business in Canada within the meaning of the Income Tax Act (Canada)) and further excluding, in the case of each Canadian Lender, taxes imposed on or measured by such Canadian Lender's capital by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or maintains its lending office from which Canadian Revolving Loans are made hereunder or has a Connecting Factor, to the extent such tax is imposed as a result of or with respect to such Connecting Factor (or in the case of Canada, enters into transactions contemplated by this Credit Agreement in the course of carrying on business in Canada within the meaning of the Income Tax Act (Canada)) and further excluding any branch taxes imposed under Section 219 of the Income Tax Act (Canada) (all such excluded Taxes being hereinafter referred to as "Excluded Taxes", and all such non-excludable taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as a "Tax" or "Taxes"). If any Borrower or Guarantor shall be required by any Legal Requirements to deduct any Taxes from or in respect of any sum payable under any Credit Document to Domestic Agent or Canadian Agent or any Lender: (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.4), each of Domestic Agent, Canadian Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower and Guarantors shall make such deductions; (iii) the Borrower and Guarantors shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws; and (iv) within thirty
            (30) days after the date of such payment, the Borrower and Guarantors shall furnish to Domestic Agent or Canadian Agent, as applicable (which shall forward the same to such Lender) evidence of the payment thereof.

                  (b) Notwithstanding the foregoing, (i) in the event that the
            Canadian Lender assigns all or any portion of its Canadian Revolving Loan to any Person that is not an Eligible Canadian Assignee, if such assignment is made at a time when no Event of Default has occurred and is continuing, then unless otherwise agreed by the Guarantors, no Borrower or Guarantor shall be responsible for payment of any Taxes or other amounts payable pursuant to Section 9.4.1(a) on account of such Taxes that are imposed as a result of the fact that such assignee is not an Eligible Canadian Assignee, and (ii) in the event that a Canadian Lender designates a new lending office with the result that such Canadian Lender is no longer an Eligible Canadian Assignee (other than a designation done at the request of the Guarantors or Borrower pursuant to Section 9.4.3), if such designation is made at a time when no Event of Default has occurred and is continuing, then unless otherwise agreed by the Guarantors, no Borrower or Guarantor shall be responsible for payment of any Taxes or other amounts payable pursuant to Sections 9.4.1, 9.4.3 or 9.4.4 on account of such Taxes that are imposed as a result of such designation.

            9.4.2. Other Taxes. In addition, the Borrower and Guarantors agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies (other than Excluded Taxes) which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

            9.4.3. Gross Up. If any Borrower or Guarantor shall be required to deduct or if the Domestic Agent, the Canadian Agent or any Lender shall be required to pay any Taxes or Other Taxes from or with respect of any sum payable under any Credit Document to the Domestic Agent, Canadian Agent or any Lender, such Borrower or Guarantor shall also pay to the Domestic Agent, Canadian Agent or to such Lender, as the case may be, at the time such sum is paid, such additional amount that the Domestic Agent, Canadian Agent or such Lender specifies is necessary to preserve the after-tax yield (after factoring in all Taxes, including Excluded Taxes) that the Domestic Agent, Canadian Agent or such Lender would have received if such Taxes or Other Taxes had not been imposed.

            9.4.4. Indemnification.

                  (a) Each Domestic Borrower and Guarantor agrees to indemnify the Domestic Agent and each Domestic Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
            Section 9.4) paid by the Domestic Agent and such Lender, (ii) amounts payable under Section 9.4.3, and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto.

                  (b) Each Canadian Borrower and Guarantor agrees to indemnify the Canadian Agent and each Canadian Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
            Section 9.4) paid by the Canadian Agent and such Lender, (ii) amounts payable under Section 9.4.3, and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant governmental authority. Payment under this
            Section 9.4.4 shall be made within thirty (30) days after the date the Lender, Domestic Agent or Canadian Agent makes a demand therefor. The obligations of the Borrower under this Section 9.4 are several and not joint.

            9.4.5. Exception. If a Tax would not be imposed but for the fact that the representation made by the Canadian Agent and the Canadian Lender in Section 10.11 is not true at any time, then Sections 9.4.1 through
      9.4.4 will not apply with respect to that Tax.

      9.5. Separate Obligations of Canadian Borrower. Notwithstanding any other provision of this Agreement to the contrary, except upon the occurrence of an Event of Default that is continuing,

            9.5.1. all liabilities, obligations and other amounts payable under or in connection with this Agreement or any other Credit Document by the Canadian Borrower (whether on account of principal, interest, fees, indemnities, expenses or otherwise and including without limitation amounts provided for in Sections 3.2.4, 3.4, 3.5 and 9 hereof), shall be deemed to be owing and payable to and for the account of the Canadian Agent or the Canadian Lenders only;

            9.5.2. in no event shall the Canadian Borrower be liable (a) for any Credit Obligations (whether on account of principal, interest, fees, indemnities, expenses or otherwise) other than Credit Obligations owing to the Canadian Agent or the Canadian Lenders, or (b) for any covenant, obligation, agreement or liability of the Domestic Borrower under this Agreement; and

            9.5.3. all amounts paid or credited by or on behalf of the Canadian Borrower under the Canadian Revolving Loans and under any Credit Document shall be paid to the Canadian Agent or a Canadian Lender.

10. Operations; Agent.

      10.1. Interests in Credits. The Percentage Interest of each Lender in the respective portions of the Loan and Letter of Credit Exposure, and the related Commitments, shall be computed based on the maximum principal amount for each Lender as set forth in the Register, as from time to time in effect. The current Percentage Interests are set forth in Exhibit 10.1, which may be updated by the Domestic Agent from time to time to conform to the Register.

      10.2. Agent's Authority to Act, etc. Each of the Domestic Lenders appoints and authorizes Bank of America to act for the Domestic Lenders as the Domestic Lenders' Agent and each of the Canadian Lenders appoints and authorizes Bank of America Canada, to act for the Canadian Lenders as the Canadian Lenders' Agent in connection with the transactions contemplated by this Agreement and the other Credit Documents (other than Hedge Agreements) on the terms set forth herein. All action in connection with the enforcement of, or the exercise of any remedies (other than the Lenders' rights of set-off as provided in Section 8.2.4 or in any Credit Document) in respect of the Credit Obligations and Credit Documents shall be taken by the Domestic Agent and/or the Canadian Agent, as the case may be.

            10.2.1. Borrower to Pay Agent, etc. The Borrower and each Guarantor shall be fully protected in making all payments in respect of the Credit Obligations (other than payments under Hedge Agreements) to the Domestic Agent and/or the Canadian Agent, as the case may be, in relying upon consents, modifications and amendments executed by the Agent purportedly on the Lenders' behalf, and in dealing with the Agent as herein provided. The Domestic Agent and/or the Canadian Agent, as the case may be, may charge the accounts of the Borrower, on the dates when the amounts thereof become due and payable, with the amounts of the principal of and interest on the Loan, any amounts paid by the Domestic Letter of Credit Issuers or Canadian Letter of Credit Issuers to third parties under Domestic Letters of Credit or Canadian or drafts presented thereunder, commitment fees, Domestic Letter of Credit fees, Canadian Letter of Credit fees and all other fees and amounts owing under any Credit Document (other than Hedge Agreements).

      10.3. Power of Attorney for Quebec Purposes. Without limiting the powers of Bank of America Canada under this Agreement and the Canadian Security Agreement, each Canadian Lender and Bank of America Canada acknowledges and agrees that Bank of America Canada shall, for the purposes of holding any security granted under the Canadian Security Agreement pursuant to the laws of the Province of Quebec to secure payment of bonds or any similar instruments (collectively, the "Bonds"), be the holder of an irrevocable power of attorney (fonde de pouvoir), within the meaning of Article 2692 of the Civil Code of Quebec, for all present and future Canadian Lenders as well as holders and depositaries of the Bonds. Each of the Canadian Lenders and Bank of America Canada constitutes, to the extent necessary, Bank of America Canada as the holder of such irrevocable power of attorney (fonde de pouvoir) in order to hold security granted under the Canadian Security Agreement in the Province of Quebec to secure payment of the Bonds. Each successor Canadian Lender and successor to Bank of America Canada shall be deemed to have confirmed and ratified the constitution of Bank of America Canada as the holder of such irrevocable power of attorney (fonde de pouvoir). Furthermore, Bank of America Canada agrees to act in the capacity of the holder and depositary of the Bonds for the benefit of all present and future Canadian Lenders. Notwithstanding the provisions of
Section 32 of the Special Powers of Legal Persons Act (Quebec), Bank of America Canada may acquire and be the holder of a Bond. Each of the Canadian Lenders and the Canadian Borrower acknowledges that each of the Bonds executed by it constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec. Notwithstanding the provisions of Section 15.5, the provisions of this paragraph shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein.

      10.4. Lender Operations for Advances, Letters of Credit, etc.

            10.4.1. Advances. On each Closing Date, each Lender shall advance to the Domestic Agent or the Canadian Agent, as the case may be, in immediately available funds such Lender's Percentage Interest in the portion of the Loan advanced on such Closing Date prior to 12:00 noon (Boston time or Toronto time, as the case may be). If such funds are not received at such time, but all applicable conditions set forth in Section 5 have been satisfied, each Lender authorizes and requests the Domestic Agent or the Canadian Agent, as the case may be, to advance for the Lender's account, pursuant to the terms hereof, the Lender's respective Percentage Interest in such portion of the Loan and agrees to reimburse the Domestic Agent or the Canadian Agent, as the case may be, in immediately available funds for the amount thereof prior to 2:00 p.m. (Boston time or Toronto time, as the case may be) on the day any portion of the Loan is advanced hereunder; provided, however, that the Domestic Agent or the Canadian Agent, as the case may be, is not authorized to make any such advance for the account of any Lender who has previously notified the Domestic Agent or the Canadian Agent in writing that such Lender will not be performing its obligations to make further advances hereunder; and provided, further, that the Domestic Agent or the Canadian Agent shall be under no obligation to make any such advance.

            10.4.2. Domestic Letters of Credit. Each of the Domestic Lenders authorizes and requests each Domestic Letter of Credit Issuer to issue the Domestic Letters of Credit provided for in Section 2.3 and to grant each Domestic Lender a participation in each of such Domestic Letters of Credit in an amount equal to its Percentage Interest in the amount of each such Domestic Letter of Credit. Promptly upon the request of the Domestic Letter of Credit Issuer, each Domestic Lender shall reimburse the Domestic Letter of Credit Issuer in immediately available funds for such Domestic Lender's Percentage Interest in the amount of all obligations to third parties incurred by the Domestic Letter of Credit Issuer in respect of each Domestic Letter of Credit and each draft accepted under a Domestic Letter of Credit to the extent not reimbursed by the Domestic Borrower by 2:00 p.m. (Boston time or Toronto time, as the case may be) on the Banking Day when due. The Domestic Letter of Credit Issuer will notify each Domestic Lender of the issuance of any Domestic Letter of Credit, the amount and date of payment of any draft drawn or accepted under a Domestic Letter of Credit and whether in connection with the payment of any such draft the amount thereof was added to the Domestic Revolving Loan or was reimbursed by the Domestic Borrower.

            10.4.3. Canadian Letters of Credit. Each of the Canadian Lenders authorizes and requests each Canadian Letter of Credit Issuer to issue the Canadian Letters of Credit provided for in Section 2.4 and to grant each

      Canadian Lender a participation in each of such Canadian Letters of Credit in an amount equal to its Percentage Interest in the amount of each such Canadian Letter of Credit. Promptly upon the request of the Canadian Letter of Credit Issuer, each Canadian Lender shall reimburse the Canadian Letter of Credit Issuer in immediately available funds for such Canadian Lender's Percentage Interest in the amount of all obligations to third parties incurred by the Canadian Letter of Credit Issuer in respect of each Canadian Letter of Credit and each draft accepted under a Canadian Letter of Credit to the extent not reimbursed by the Canadian Borrower by 2:00 p.m. (Toronto time) on the Banking Day when due. The Canadian Letter of Credit Issuer will notify each Canadian Lender of the issuance of any Canadian Letter of Credit, the amount and date of payment of any draft drawn or accepted under a Canadian Letter of Credit and whether in connection with the payment of any such draft the amount thereof was added to the Canadian Revolving Loan or was reimbursed by the Canadian Borrower.

            10.4.4. Agent to Allocate Payments, etc. All payments of principal and interest in respect of the extensions of credit made pursuant to this Agreement, reimbursement of amounts paid by any Domestic Letter of Credit Issuer or Canadian Letter of Credit Issuer to third parties under Domestic Letters of Credit or Canadian Letters of Credit or drafts presented thereunder, commitment fees, Domestic Letter of Credit fees, Canadian Letter of Credit fees and other fees under this Agreement shall, as a matter of convenience, be made by the Borrower and the Guarantors to the Domestic Agent or the Canadian Agent, as the case may be, in immediately available funds by noon (Boston time or Toronto time, as the case may be) on any Banking Day. The share of each Lender shall be credited to such Lender by the Domestic Agent or the Canadian Agent, as the case may be, in immediately available funds by 2:00 p.m. (Boston time or Toronto time, as the case may be) on such Banking Day in such manner that the principal amount of the Credit Obligations to be paid shall be paid proportionately in accordance with the Lenders' respective Percentage Interests in such Credit Obligations, except as otherwise provided in this Agreement. Under no circumstances shall any Lender be required to produce or present its Notes as evidence of its interests in the Credit Obligations in any action or proceeding relating to the Credit Obligations.

            10.4.5. Nonperforming Lenders. In the event that any Lender fails to reimburse the Domestic Agent or the Canadian Agent, as the case may be, pursuant to Sections 10.4.1, 10.4.2 or 10.4.3 for the Percentage Interest of such lender (a "Nonperforming Lender") in any credit advanced by the Domestic Agent or the Canadian Agent pursuant hereto, overdue amounts (the "Delinquent Payment") due from the Nonperforming Lender to the Domestic Agent or the Canadian Agent shall bear interest, payable by the Nonperforming Lender on demand, at a per annum rate equal to (a) the Federal Funds Rate for the first three days overdue and (b) the sum of 2% plus the Federal Funds Rate for any longer period. Such interest shall be payable to the Domestic Agent or the Canadian Agent, as the case may be, for its own account for the period commencing on the date of the Delinquent Payment and ending on the date the Nonperforming Lender reimburses the Domestic Agent of the Canadian Agent on account of the Delinquent Payment (to the extent not paid by any Obligor as provided below) and the accrued interest thereon (the "Delinquency Period"), whether pursuant to the assignments referred to below or otherwise. Upon notice by the Domestic Agent or the Canadian Agent, as the case may be, the Domestic Borrower or the Canadian Borrower, as the case may be, will pay to the Domestic Agent or the Canadian Agent, as the case may be, the principal (but not the interest) portion of the Delinquent Payment. During the Delinquency Period, in order to make reimbursements for the Delinquent Payment and accrued interest thereon, the Nonperforming Lender shall be deemed to have assigned to the Domestic Agent of the Canadian Agent all interest, commitment fees and other payments made by the Borrower under
      Section 3 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. During any period in which any Nonperforming Lender is not performing its obligations to extend credit under Section 2, the Nonperforming Lender shall be deemed to have assigned to each Lender that is not a Nonperforming Lender (a "Performing Lender") all principal and other payments made by the Borrower under
      Section 4 that would have thereafter otherwise been payable under the Credit Documents to the Nonperforming Lender. The Domestic Agent or the Canadian Agent, as the case may be, shall credit a portion of such payments to each Performing Lender in an amount equal to the Percentage Interest of such Performing Lender in an amount equal to the Percentage Interest of such Performing Lender divided by one minus the Percentage Interest of the Nonperforming Lender until the respective portions of the Loan owed to all the Lenders are the same as the Percentage Interests of the Lenders immediately prior to the failure of the Nonperforming Lender to perform its obligations under Section 2. The foregoing provisions shall be in addition to any other remedies the Domestic Agent or the Canadian Agent, as the case may be, the Performing Lenders or the Borrower may have under law or equity against the Nonperforming Lender as a result of the Delinquent Payment or as a result of its failure to perform its obligations under Section 2.

      10.5. Sharing of Payments, etc. Each Lender agrees that (a) if by exercising any right of set-off or counterclaim or otherwise, it shall receive payment of (i) a proportion of the aggregate amount due with respect to its Percentage Interest in the Loan and Letter of Credit Exposure which is greater than (ii) the proportion received by any other Lender in respect of the aggregate amount due with respect to such other Lender's Percentage Interest in the Loan and Letter of Credit Exposure and (b) if such inequality shall continue for more than 10 days, the Lender receiving such proportionately greater payment shall purchase participations in the Percentage Interests in the Loan and Letter of Credit Exposure held by the other Lenders, and such other adjustments shall be made from time to time (including rescission of such purchases of participations in the event the unequal payment originally received is recovered from such Lender through bankruptcy proceedings or otherwise), as may be required so that all such payments of principal and interest with respect to the Loan and Letter of Credit Exposure held by the Lenders shall be shared by the Lenders pro rata in accordance with their respective Percentage Interests; provided, however, that this Section 10.5 shall not impair the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of Indebtedness of any Obligor other than such Obligor's Indebtedness with respect to the Loan and Letter of Credit Exposure. Each Lender that grants a participation in the Credit Obligations to a Credit Participant shall require as a condition to the granting of such participation that such Credit Participant agree to share payments received in respect of the Credit Obligations as provided in this Section 10.5. The provisions of this Section 10.5 are for the sole and exclusive benefit of the Lenders and no failure of any Lender to comply with the terms hereof shall be available to any Obligor as a defense to the payment of the Credit Obligations.

      10.6. Agent's Resignation. The Domestic Agent or the Canadian Agent may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each of the Lenders and the Borrower and upon the appointment by the Required Lenders of a successor Domestic Agent or the Canadian Agent reasonably satisfactory to the Borrower. After any retiring Domestic Agent or Canadian Agent's resignation hereunder as Domestic Agent or Canadian Agent, as the case may be, or the removal hereunder of any successor Domestic Agent or Canadian Agent, the provisions of this Agreement shall continue to inure to the benefit of such retiring or removed Domestic Agent or Canadian Agent as to any actions taken or omitted to be taken by it while it was Domestic Agent or Canadian Agent under this Agreement.

      10.7. Concerning the Agent.

            10.7.1. Action in Good Faith, etc. The Agent and its officers, directors, employees and agents shall be under no liability to any of the Lenders or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in good faith, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in good faith. The Agent shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Agent by the Required Lenders.

            10.7.2. No Implied Duties, etc. The Agent shall have and may exercise such powers as are specifically delegated to the Agent under this Agreement or any other Credit Document together with all other powers incidental thereto. The Agent shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Agent.

            10.7.3. Validity, etc. The Agent shall not be responsible to any Lender or any future holder of any interest in the Credit Obligations (a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document, (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document or (c) for the existence or value of any assets included in any security for the Credit Obligations.

            10.7.4. Compliance. The Agent shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document; and in connection with any extension of credit under this Agreement or any other Credit Document, the Agent shall be fully protected in relying on a certificate of the Borrower as to the fulfillment by the Borrower of any conditions to such extension of credit.

            10.7.5. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent under this Agreement or any other Credit Document by or through employees, agents and attorneys-in-fact and shall not be responsible to any of the Lenders, the Borrower or any other Obligor for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent acting in good faith. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder or under any other Credit Document.

            10.7.6. Reliance on Documents and Counsel. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any affidavit, certificate, cablegram, consent, instrument, letter, notice, order, document, statement, telecopy, facsimile, telegram, telex or teletype message or writing reasonably believed in good faith by the Agent to be genuine and correct and to have been signed, sent or made by the Person in question, including any telephonic or oral statement made by such Person, and, with respect to legal matters, upon an opinion or the advice of counsel selected by the Agent.

            10.7.7. Agent's Reimbursement. Each of the Lenders severally agrees to reimburse the Agent, pro rata in accordance with such Lender's Percentage Interest, for any reasonable expenses not reimbursed by the Borrower or the Guarantors (without limiting the obligation of the Borrower or the Guarantors to make such reimbursement): (a) for which the Agent is entitled to reimbursement by the Borrower or the Guarantors under this Agreement or any other Credit Document, and (b) after the occurrence and during the continuance of a Default, for any other reasonable expenses incurred by the Agent on the Lenders' behalf in connection with the enforcement of the Lenders' rights under this Agreement or any other Credit Document; provided, however, that the Agent shall not be reimbursed for any such expenses arising as a result of its gross negligence or willful misconduct.

      10.8. Rights as a Lender. With respect to any credit extended by it hereunder, Bank of America and Bank of America Canada shall have the same rights, obligations and powers hereunder as any other Lender and may exercise such rights and powers as though it were not the Agent, and unless the context otherwise specifies, each of Bank of America and Bank of America Canada shall be treated in its individual capacity as though it were not the Domestic Agent or the Canadian Agent, as the case may be, hereunder. Without limiting the generality of the foregoing, the Percentage Interest of Bank of America and Bank of America Canada and its Affiliates shall be included in any computations of Percentage Interests. Bank of America and its Affiliates and Bank of America Canada may each accept deposits from, lend money to, act as trustee for and generally engage in any kind of banking or trust business with the Borrower, any of its Subsidiaries or any Affiliate of any of them and any Person who may do business with or own an equity interest in the Borrower, any of its Subsidiaries or any Affiliate of any of them, all as if Bank of America were not the Domestic Agent and without any duty to account therefor to the other Lenders or as if Bank of America Canada were not the Canadian Agent and without any duty to account therefor to the other Lenders, as the case may be.

      10.9. Independent Credit Decision. Each of the Lenders acknowledges that it has independently and without reliance upon the Agent, based on the financial statements and other documents referred to in Section 7.2, on the other representations and warranties contained herein and on such other information with respect to the Borrower and its Subsidiaries as such Lender deemed appropriate, made such Lender's own credit analysis and decision to enter into this Agreement and to make the extensions of credit provided for hereunder. Each Lender represents to the Agent that such Lender will continue to make its own independent credit and other decisions in taking or not taking action under this Agreement or any other Credit Document. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender, and no act by the Agent taken under this Agreement or any other Credit Document, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent. Except for notices, reports and other documents expressly required to be furnished to each Lender by the Agent under this Agreement or any other Credit Document, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition, financial or otherwise, or creditworthiness of the Borrower or any Subsidiary which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

      10.10. Indemnification. The Lenders shall severally indemnify the Agent and its officers, directors, employees, agents, attorneys, accountants, consultants and controlling Persons (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, damages, penalties, actions, judgments, suits, losses (including accrued and unpaid Agent's fees), costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Agent or such Persons relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Agent in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are determined in a final, nonappealable judgment by a court of competent jurisdiction to have taken by the Agent with gross negligence or willful misconduct.

      10.11. Canadian Agent and Canadian Lenders. The Canadian Agent and each Canadian Lender hereby represent and certify that such Canadian Agent and Canadian Lender is and will continue to be (i) a resident of Canada for the purpose of the Income Tax Act (Canada), or (ii) an "authorized foreign bank" as defined in section 2 of the Bank Act (Canada) and in subsection 248(l) of the Income Tax Act (Canada), that is not subject to the restrictions and requirements referred to in subsection 524(2) of the Bank Act (Canada) and which will receive all amounts paid or credited to it under its Canadian Revolving Loans and under the Credit Documents in respect of its "Canadian banking business" (as defined in subsection 248(l) of the Income Tax Act (Canada)) for the purposes of paragraph 212(13.3)(a) of the Income Tax Act (Canada) and will include all amounts paid or credited to it under its Canadian Revolving Loans and under the Credit Documents under Part I of the Income Tax Act (Canada) in computing its income from a business carried on by it in Canada.

11. Successors and Assigns; Lender Assignments and Participations. Any reference in this Agreement or any other Credit Document to any of the parties hereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Borrower, the other Obligors, the Agent or the Lenders that are contained in this Agreement or any other Credit Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Borrower and its Subsidiaries may not assign their rights or obligations under this Agreement or any other Credit Document except for mergers or liquidations permitted by

Section 6.9, and (b) the Lenders shall be not entitled to assign their respective Percentage Interests in the credits extended hereunder or their Commitments except as set forth below in this Section 11.

      11.1. Assignments by Lenders.

            11.1.1. Assignees and Assignment Procedures. Each Domestic Lender and Canadian Lender may, in compliance with applicable laws in connection with such assignment, assign to one or more Eligible Domestic Assignees or Eligible Canadian Assignees, as the case may be (each, an "Assignee"), all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents, including all or a portion of its Commitment, the portion of the Loan and Letter of Credit Exposure at the time owing to it and any Notes held by it, but excluding its rights and obligations as a Domestic Letter of Credit Issuer or Canadian Letter of Credit Issuer; provided, however, that the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance (the "Assignment and Acceptance") substantially in the form of Exhibit 11.1.1, together with the Note subject to such assignment and, except in the event of a transfer pursuant to Section 11.3 or to another Lender, any Eligible Domestic Assignee or Eligible Canadian Assignee that acquires all or a substantial portion of the assets of a Lender or an Affiliate of a Lender, a processing fee of $3,500 payable to the Domestic Agent or the Canadian Agent, as the case may be, by the assigning Lender (or as the assigning Lender and the Assignee may otherwise agree between themselves).

Upon acceptance and recording pursuant to Section 11.1.4, from and after the effective date specified in each Assignment and Acceptance (which effective date shall be at least five Banking Days after the execution thereof unless waived by the Agent):

                  (i) the Assignee shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and

                  (ii) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2.4, 3.4 and 9, as well as to any fees accrued for its account hereunder and not yet paid).

            11.1.2. Terms of Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the assigning Lender and the Assignee shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

                  (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

                  (b) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto;

                  (c) such Assignee confirms that it has received a copy of this
            Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.2 or Section 6.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                  (d) such Assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                  (e) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and

                  (f) such Assignee agrees that it will perform in accordance with the terms of this Agreement all the obligations which are required to be performed by it as a Lender.

            11.1.3. Register. The Domestic Agent shall maintain at the Boston Office (solely for the limited purpose set forth in this Section 11.1.3, as the agent of the Borrower) a register (the "Register") for the recordation of (a) the names and addresses of the Lenders and the Assignees which assume rights and obligations pursuant to an assignment under Section 11.1.1, (b) the Percentage Interest of each such Lender as set forth in Exhibit 10.1 and (c) the amount of the Loan and Letter of Credit Exposure owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            11.1.4. Acceptance of Assignment and Assumption. Upon its receipt of a completed Assignment and Acceptance executed by an assigning Lender and an Assignee (and any necessary consent of the Agent and the Borrower) together with the processing and recordation fee referred to in Section
      11.1.1 and, to the extent necessary, the Note being assigned, the Agent shall (a) accept such Assignment and Acceptance, (b) record the information contained therein in the Register and (c) give prompt notice thereof to the Borrower. Within five Banking Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent (in exchange for the surrendered Note if such Note must be surrendered or reissued as a result of such assignment) a new Note to the order of such Assignee in a principal amount equal to the applicable Commitment and Loan assumed by it pursuant to such Assignment and Acceptance. If the assigning Lender has retained a Commitment and Loan, its Note shall be deemed to be then outstanding in a principal amount equal to the applicable Commitment and Loan retained by it.

            11.1.5. Federal Reserve Bank. Notwithstanding the foregoing provisions of this Section 11 (without the consent of or notice to the Agent or the Borrower), any Lender may at any time pledge all or any portion of such Lender's rights under this Agreement and the other Credit Documents to a Federal Reserve Bank or, in the case of any Lender that is a fund, to the trustee of such fund to support the fund's obligations to such trustee; provided, however, that no such pledge or assignment shall release such Lender from such Lender's obligations hereunder or under any other Credit Document.

            11.1.6. Termination or Replacement of Lender. Anything contained herein to the contrary notwithstanding, in the event that in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions under this Agreement or under any other Credit Document as contemplated by Section 14, the consent of Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non Consenting Lender") whose consent is required shall not have been obtained; then, with respect to each such Non Consenting Lender (the "Terminated Lender"), the Borrower may, by giving written notice to the Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign all of its interests, rights and obligations under this Agreement and the other Credit Documents, including all of its Commitment and the portion of the Loan and Letter of Credit Exposure at the time owing to it and any Notes held by it, in full to one or more Assignees (each a "Replacement Lender") in accordance with the applicable provisions of this Section 11; provided, however, that (a) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (i) an amount equal to the principal of, and all accrued and unpaid interest on, such Terminated Lender's portion of the outstanding Loan as of the time of such assignment and (ii) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender at the time of such assignment with respect to the Loan and all other Credit Obligations, (b) each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non Consenting Lender and (c) on and after the time of such assignment, the Terminated Lender will not be entitled to any further benefits under this Agreement or any other Credit

      Document other than the right to receive the payments set forth in clauses
      (a) and (b) above and the benefits under Section 9.2. Upon the prepayment of all amounts owing to any Terminated Lender in accordance with the foregoing, such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement or any other Credit Document.

            11.1.7. Further Assurances. The Borrower and its Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by an Assignee to enable it to share in the benefits of the rights created by the Credit Documents.

      11.2. Credit Participants. Each Lender may, without the consent of the Borrower or the Agent, in compliance with applicable laws in connection with such participation, sell to one or more commercial banks, other financial institutions or funds in the business of making or purchasing loans similar to the Credit Obligations (each a "Credit Participant") participations in all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including all or a portion of its Commitment, the Loan and Letter of Credit Exposure owing to it and the Note held by it); provided, however, that:

                  (a) the Credit Participant must be an Eligible Canadian
            Assignee in the case of a sale by a Canadian Lender, or an Eligible Domestic Assignee in the case of a sale by a Domestic Lender;

                  (b) such Lender's obligations under this Agreement shall
            remain unchanged;

                  (c) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                  (d) the Credit Participant shall be entitled to the benefit of the cost protection provisions contained in Sections 3.2.4, 3.5 and 9, but shall not be entitled to receive any greater payment thereunder than the selling Lender would have been entitled to receive with respect to the interest so sold if such interest had not been sold; and

                  (e) the Borrower, the Agent and the other Lenders shall
            continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and, under any agreements between such Lender and such Credit Participant, such Lender shall retain the sole right as one of the Lenders to vote (and to determine how to vote) with respect to the enforcement of the obligations of the Obligors relating to the Loan and Letter of Credit Exposure and the approval of any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications, consents or waivers described in clause (b) of the proviso to Section 14.1, with respect to which the Credit Participant may determine how to vote).

      11.3. Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may, with the prior written consent of the Borrower, grant to a special purpose funding vehicle identified in writing by the Granting Lender to the Agent and the Borrower from time to time (an "SPV") the option to provide to the Borrower all or part of any extension of credit that such Granting Lender would otherwise be obligated to make to the Borrower pursuant hereto; provided, however, that (a) nothing herein shall constitute a commitment by any SPV to make any extension of credit, (b) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such extension of credit, the Granting Lender shall be obligated to make such extension of credit pursuant to the terms hereof and (c) the Granting Lender shall remain for all purposes the Lender of record under the Credit Documents, including for the purposes of approving amendments, waivers and other modifications of the Credit Documents. The making of an extension of credit by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent as if such extension of credit had been made by such Granting Lender. No SPV shall be liable for any indemnity or similar payment obligation under the Credit Documents (all liability for which shall remain with the Granting Lender). Prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, no party hereto will institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings. In addition, notwithstanding anything to the contrary contained herein, any SPV may (i) with notice to, but without the prior consent of, the Borrower and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Credit Obligations to the Granting Lender or to any financial institutions (consented to in writing by the Borrower and Agent) providing liquidity or credit support to such SPV to support the funding or maintenance of extensions of credit and (ii) disclose on a confidential basis any non-public information relating to its extensions of credit to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section shall survive the termination of this Agreement and may not be amended without the written consent of each SPV to which a grant has been made pursuant to this Section.

12. Confidentiality. Each Lender will make no disclosure of confidential information furnished to it by the Borrower or any of its Subsidiaries unless such information shall have become public, except:

            (a) in connection with operations under or the enforcement of this Agreement or any other Credit Document to Persons who have a reasonable need to be furnished such confidential information and who agree to comply with the restrictions contained in this Section 12 with respect to such information;

            (b) pursuant to any statutory or regulatory requirement or any mandatory court order, subpoena or other legal process;

            (c) to any parent or corporate Affiliate of such Lender or to any Credit Participant, proposed Credit Participant or proposed Assignee; provided, however, that any such Person shall agree to comply with the restrictions set forth in this Section 12 with respect to such information;

            (d) to its independent counsel, auditors and other professional advisors with an instruction to such Person to keep such information confidential; and

            (e) with the prior written consent of the Borrower, to any other Person.

Notwithstanding the foregoing, except as reasonably necessary to comply with applicable securities laws, the Agent and the Lenders (and each employee, representative, agent or advisor of the Agent or the Lenders) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of this transaction and the portions of all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or the Lenders relating to such tax treatment and tax structure.

13. Notices. Except as otherwise specified in this Agreement or any other Credit Document, any notice required to be given pursuant to this Agreement or any other Credit Document shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement or any other Credit Document shall be deemed to be given if given in writing (including by facsimile) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document five days shall have elapsed after the same shall have been deposited in the United States or Canada mails, with first-class postage prepaid and registered or certified.

If to the Borrower or any of its Subsidiaries, to it at its address set forth in
Exhibit 7.1 to the attention of the chief financial officer.

If to any Lender or the Agent, to it at its address set forth on the signature pages of this Agreement or in the Register, with a copy to the Agent.

Any notice, consent, approval, demand or other communication or any report or certificate to be sent by a Borrower to the Agent or the Lenders under this Agreement shall, unless otherwise specified, be sent (a) in the case of the Canadian Borrower, to the Canadian Agent, and (b) in the case of the Domestic Borrower, to the Domestic Agent. Any notice, consent, approval, demand or other communication or any report or certificate to be sent by the Agent to the Borrower under this Agreement shall, unless otherwise specified, (a) to the extent relating to the Canadian Revolving Loan, Canadian Letter of Credit Exposure or otherwise relating to the Canadian Borrower, be sent by the Canadian Agent to the Canadian Borrower, with a copy to the Domestic Borrower, and (b) to the extent relating to the Term Loan, Domestic Revolving Loan, Notes, Domestic Letter of Credit Exposure or otherwise relating to the Domestic Borrower, be sent by the Domestic Agent to the Domestic Borrower.

14. Amendments, Consents, Waivers, etc.

      14.1. Lender Consents for Amendments. Except as otherwise set forth herein, the Agent may (and upon the written request of the Required Lenders the Agent shall) take or refrain from taking any action under this Agreement or any other Credit Document (other than a Hedge Agreement), including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document (other than a Hedge Agreement) or any Default or Event of Default, all of which actions shall be binding upon all of the Lenders; provided, however, that:

            (a) Except as provided below, without the written consent of the Lenders owning at least 75% of the Percentage Interests no written modification of, amendment to, consent with respect to, waiver of compliance with or waiver of a Default under, any of the Credit Documents (other than a Hedge Agreement) shall be made.

            (b) Without the written consent of such Lenders as own 100% of the Percentage Interests :

                  (i) None of the conditions specified in Section 5 shall be amended, waived or modified.

                  (ii) No incurrence or existence of any Lien on all or substantially all of the assets of the Borrower shall be permitted.

                  (iii) No contractual subordination of the Loans or any other portion of the Credit Obligations to any other Indebtedness shall be permitted.

                  (iv) No alteration shall be made of the Lenders' rights of set-off contained in Section 8.2.4.

                  (v) No amendment to or modification of this Section 14.1 or the definition of "Required Lenders" shall be made.

            (c) Without the written consent of each Lender that is directly affected thereby, as well as such Lenders as own at least 75% of the Percentage Interests (disregarding the Percentage Interest of Nonperforming Lender so long as such Lender is treated equally with the other Lenders with respect to any actions enumerated below):

                  (i) No reduction shall be made in (A) the amount of principal of the Loan owing to such Lender or reimbursement obligations for payments made under Letters of Credit payable or participated to such Lender, (B) the interest rate on the portion of the Loan owing to such Lender or (C) the Domestic Letter of Credit fees, Canadian Letter of Credit fees or commitment fees owing to such Lender with respect to the credit facility provided herein (other than amendments and waivers approved by the Required Lenders that modify defined terms used in calculating the Applicable Margin or Consolidated Excess Cash Flow or that waive an increase in the Applicable Rate as a result of an Event of Default).

                  (ii) No change shall be made in the stated, scheduled time of payment of any portion of the Loan owing to such Lender or interest thereon or reimbursement of payments made under Letters of Credit or fees relating to any of the foregoing payable to such Lender and no waiver shall be made of any Default under Section 8.1.1 with respect to such Lender .

                  (iii) No increase shall be made in the amount, or extension of the term, of the stated Commitments of such Lender beyond that provided for under Section 2.

            (d) Without the written consent of the Agent, no amendment or modification of any Credit Document shall affect the rights or duties of the Agent under the Credit Documents.

            (e) Without the written consent of a Domestic Letter of Credit Issuer or a Canadian Letter of Credit Issuer, no amendment or modification of any Credit Document shall affect the rights or duties of such Domestic Letter of Credit Issuer or Canadian Letter of Credit Issuer under the Credit Documents.

      14.2. Course of Dealing; No Implied Waivers. No course of dealing between any Lender or the Agent, on one hand, and the Borrower or any other Obligor, on the other hand, shall operate as a waiver of any of the Lenders' or the Agent's rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. In particular, no delay or omission on the part of any Lender or the Agent in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Agent or the Required Lenders.

15. General Provisions.

      15.1. Defeasance. When all Credit Obligations have been paid, performed and reasonably determined by the Agent to have been indefeasibly discharged in full, and if at the time no Lender continues to be committed to extend any credit to the Borrower hereunder or under any other Credit Document, this Agreement and the other Credit Documents shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Agent shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement and the other Credit Documents; provided, however, that Sections 3.2.4, 3.4, 9, 10.7.7, 10.10, 12 and 15 shall survive the termination of this Agreement.

      15.2. No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

      15.3. Venue; Service of Process; Certain Waivers. Each of the Borrower, the other Obligors, the Agent and the Lenders:

                  (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of The Commonwealth of Massachusetts and to the nonexclusive jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof;

                  (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court;

                  (c) Consents to service of process in any such proceeding in any manner at the time permitted by Chapter 223A of the General Laws of The Commonwealth of Massachusetts and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 13 is reasonably calculated to give actual notice; and

                  (d) Waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

      15.4. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE BORROWER, THE OTHER OBLIGORS, THE AGENT AND THE LENDERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY CREDIT OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE LENDERS, THE AGENT, THE BORROWER OR ANY OTHER OBLIGOR IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Borrower and the other Obligors acknowledges that it has been informed by the Agent that the foregoing sentence constitutes a material inducement upon which each of the Lenders has relied and will rely in entering into this Agreement and any other Credit Document. Any Lender, the Agent, the Borrower or any other Obligor may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Borrower, the other Obligors, the Agent and the Lenders to the waiver of their rights to trial by jury.

      15.5. Interpretation; Governing Law; etc. Time is (and shall be) of the essence in this Agreement and the other Credit Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Lender, notwithstanding any investigation made by any Lender on its behalf, and shall survive the execution and delivery to the Lenders hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. Dollar amounts included in this Agreement are in United States dollars unless the context provides otherwise. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of The Commonwealth of Massachusetts, except that the matters expressly covered by Section 10.3 shall be governed by the laws of the Province of Quebec and the federal laws of Canada applicable therein.

                 [The rest of this page is intentionally blank.]

Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.

AMERICAN BILTRITE INC.


By /s/ Howard N. Feist III
   ----------------------------------------------
Name:  Howard N. Feist III
Title: Vice President and Chief Financial Officer


K&M ASSOCIATES L.P.

By: AIMPAR, INC., its General Partner


By /s/ Howard N. Feist III
   ----------------------------------------------
Name:  Howard N. Feist III
Title: Vice President


AMERICAN BILTRITE (CANADA) LTD.


By /s/ Richard G. Marcus
   ----------------------------------------------
Name:  Richard G. Marcus
Title: President


Domestic Lender:
BANK OF AMERICA, NATIONAL ASSOCIATION


By /s/ Richard J. MacDonald
   ----------------------------------------------
Name:  Richard J. MacDonald
Title: Vice President

Bank of America, N.A.
Massachusetts Middle Market Division
100 Federal Street
Boston, Massachusetts 02110
Facsimile: (617) 434-8102

Canadian Lender:
BANK OF AMERICA, NATIONAL ASSOCIATION, ACTING THROUGH ITS CANADA BRANCH

Bank of America, National Association, acting through its Canada branch 200 Front Street, Suite 2700
Toronto, Ontario
M5V 3L2 Canada


By /s/ Medina Sales De Andrade
   ----------------------------------------
Name:  Medina Sales De Andrade
Title: Assistant Vice President

                             AMERICAN BILTRITE INC.

                                    EXHIBITS

1(a)        -      Congoleum Plan

1(b)        -      Congoleum Plan Note

1(c)        -      Guarantee Agreement

2.1.4       -      Revolving Notes

2.5.2       -      Term Notes

5.1.3(a)    -      Domestic Security Agreement

5.1.3(b)    -      Domestic Reaffirmation Agreement

5.1.4(a)    -      Canadian Security Agreement

5.1.4(b)    -      Canadian Security Agreement Reaffirmation

5.2.1(a)    -      Domestic Form of Borrowing Request

5.2.1(b)    -      Canadian Form of Borrowing Request

6.4         -      Compliance Certificate

6.8.9       -      Investments

7.1         -      Borrower and its Subsidiaries

7.2.2       -      Material Agreements

7.3         -      Financing Debt, Certain Investments, etc.

7.12        -      Multi-employer and Defined Benefit Plans

10.1        -      Percentage Interests

11.1.1      -      Assignment and Acceptance

                              PERCENTAGE INTERESTS

                                          Principal Amount   Approximate
Lender                                    of Commitment      Percentage Interest
------                                    -------------      -------------------

Domestic Lender:
Bank of America, National Association     $40,000,000        100%

Canadian Lender:
Bank of America, National Association,    $12,000,000        100%
acting through its Canada branch